UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PROTAGONIST THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than The Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7707 Gateway Blvd., Suite 140
Newark, California 94560
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Protagonist Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held exclusively online via live audio webcast at www.virtualshareholdermeeting.com/PTGX2026 on Wednesday, June 17, 2026 at 10:00 a.m. Pacific Time for the following purposes:
1.
To elect the two Class I director nominees named in the Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

3.
To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026.

4.
To approve the adoption of the Company’s 2026 Equity Incentive Plan.

5.
To conduct any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Annual Meeting will be held virtually this year. Online check-in will begin at 9:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will not be able to attend the Annual Meeting in person.
The record date for the Annual Meeting is April 22, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. To participate in the meeting, you must have your 16-digit control number shown on your proxy card, Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.protagonist-inc.com.

Your vote is very important. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
Stockholders Toll-Free: (877) 750-5837
Banks and Brokers: (212)750-5833
By Order of the Board of Directors,
/s/ Dinesh V. Patel, Ph.D. Dinesh V. Patel, Ph.D. President and Chief Executive Officer
Newark, California April 28, 2026
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

i

7707 Gateway Blvd., Suite 140
Newark, California 94560
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 17, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice of internet availability of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Protagonist Therapeutics, Inc. (sometimes referred to as the “Company” or “Protagonist”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or may request a printed set of the proxy materials to be sent to them free of charge. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 8, 2026.
How do I attend and participate in the Annual Meeting?
The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/PTGX2026 on Wednesday, June 17, 2026 at 10:00 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person. Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website listed above, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. Information on how to vote online at the Annual Meeting is discussed below. Online check-in will begin at 9:45 a.m. Pacific Time and stockholders should allow ample time for the check-in procedures. If your shares are held in the name of your broker, bank or other nominee (sometimes referred to as shares held in “street name”) and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Conducting the Annual Meeting virtually increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. The virtual meeting is designed to provide the same rights and advantages of a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. Questions must comply with the meeting rules of conduct, which will be posted on the virtual meeting website. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 22, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 64,305,185 shares of common stock outstanding and entitled to vote.
Stockholder of record: shares registered in your name
If on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How do I vote?”
Beneficial owner: shares registered in the name of a broker or bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually via live webcast.
What am I voting on?
There are four matters scheduled for a vote:
•
Proposal No. 1  —  To elect the two Class I director nominees to hold office until the 2029 Annual Meeting of Stockholders;

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Proposal No. 2  —  To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

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Proposal No. 3  —  To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for 2026; and

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Proposal No. 4  —  To approve the adoption of the Company’s 2026 Equity Incentive Plan.

How does the Board recommend that I vote?
The Board recommends that you vote your shares “FOR” the director nominees in Proposal No. 1 and “FOR” the other proposals.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
With respect to the election of directors, you may vote “FOR” or “WITHHOLD.” With respect to Proposals No. 2 through No. 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
Stockholder of record: shares registered in your name
If you are a stockholder of record, you may vote online during the live webcast of the Annual Meeting, vote by proxy through the internet or, if you request paper copies of the proxy materials, vote by proxy over the telephone or by mailing a proxy card. Whether or not you plan to attend the meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and change your vote online even if you have already voted by proxy.
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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide certain information from the proxy card or Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 16, 2026 to be counted.

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If you requested paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Your signed proxy card must be received by us before the Annual Meeting to be counted.

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If you requested paper copies of the proxy materials, to vote over the telephone prior to the Annual Meeting, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide certain information from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 16, 2026 to be counted.

•
To vote online at the Annual Meeting, you must be present via live webcast. To vote live during the meeting, please visit www.virtualshareholdermeeting.com/PTGX2026 and have available the 16-digit control number included in your proxy card or Notice.

If you have questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated: stockholders toll-free at (877) 750-5837; banks and brokers at (212) 750-5833.
Beneficial owner: shares registered in the name of a broker or bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from Protagonist. You may direct your broker, bank or other agent how to vote in advance of the Annual Meeting by following the instructions they provide, or you may vote your shares online during the virtual Annual Meeting (see “How do I attend and participate in the Annual Meeting?” above).
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of record: shares registered in your name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted and will not be counted towards the quorum requirement.
Beneficial owner: shares registered in the name of a broker or bank
If you are a beneficial owner of shares registered in “street name” and you do not provide the broker or other nominee that holds your shares with voting instructions, whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority.
As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

What if I am a stockholder of record and return a proxy card or otherwise vote but do not make specific choices?
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. We have retained Innisfree M&A Incorporated to provide proxy solicitation and advisory services in connection with the Annual Meeting for a fee of approximately $40,000 plus distribution costs and other expenses. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication, but will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of record: shares registered in your name
You can revoke your proxy at any time before the final vote at the meeting. If you are the stockholder of record, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Protagonist’s Corporate Secretary at 7707 Gateway Blvd., Suite 140, Newark, California 94560.

•
You may attend the Annual Meeting and vote online by visiting www.virtualshareholdermeeting.com/PTGX2026. To attend the meeting, you will need the 16-digit control number included in your proxy card, Notice or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.
Beneficial owner: shares registered in the name of a broker or bank
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee with respect to changing your vote.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 29, 2026 and must comply with the requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our Amended and Restated Bylaws (the “Bylaws”), if you intend to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the

Exchange Act) at the 2027 Annual Meeting of Stockholders, you must provide the information specified in our Bylaws in writing to our Corporate Secretary at the address above no earlier than February 17, 2027 and no later than the close of business (6:00 p.m. Pacific Time) on March 19, 2027; provided, however, that if such meeting is held more than 30 days before or more than 30 days after the anniversary of the Annual Meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If you fail to meet these deadlines or fail to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines and other requirements in the advance notice provisions of our Bylaws, if you intend to solicit proxies in support of nominees submitted under these advance notice provisions for the 2027 Annual Meeting of Stockholders, you must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 19, 2027. You are also advised to review our Bylaws, which contain additional requirements about the advance notice of director nominations and proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act). We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Who will count the votes?
Votes will be counted by our Executive Vice President, Chief Legal and Business Officer, the inspector of election appointed for the meeting.
What are “broker non-votes?”
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or other nominee holding the shares as to how to vote, the broker or other nominee cannot vote those shares on matters deemed to be “non-routine.” These unvoted shares are considered “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the vote needed to approve each proposal and the effect of abstentions and broker non-votes, if any.
Proposal No.	Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes, If Any
1	Election of Class I director nominees	“FOR” votes from the plurality of votes cast on the matter*	Under plurality voting, there are no abstentions; votes that are withheld will have no effect on the matter	None
2	Non-binding, advisory approval of the compensation of the Company’s named executive officers	“FOR” votes from the majority of shares present or represented at the meeting and entitled to vote on the matter**	Against	None

Proposal No.	Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes, If Any
3	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for 2026	“FOR” votes from the majority of shares present or represented at the meeting and entitled to vote on the matter**	Against	None
4	Approval of the adoption of the Company’s 2026 Equity Incentive Plan	“FOR” votes from the majority of shares present or represented at the meeting and entitled to vote on the matter**	Against	None

*
The Bylaws provide that directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. We have also adopted a director resignation policy pursuant to which director nominees are expected to tender their resignation if they fail to receive support from a majority of votes cast in an uncontested election.

**
Approval of the proposal(s) requires the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter.

What is the quorum requirement?
A quorum of stockholders is necessary to transact business at the meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting online or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another time or date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on June 17, 2026. The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com.

LEGAL MATTERS
Forward-Looking Statements.   The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board, corporate governance practices, executive compensation program, equity compensation utilization, future revenues or performance, expectations, plans or intentions relating to clinical development, product candidates, the regulatory approval process, milestone and royalty payments, products and markets and business trends. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include, among other things, the potential for our programs; the timing, initiation, progress and expected results of our clinical trials and research and development programs, including enrollment, data, costs and regulatory submissions and approvals; our ability to advance product candidates into, and successfully complete, non-clinical studies and clinical trials; our eligibility for, and any expected benefits of, any FDA programs or special designations; the potential for eventual regulatory approval and commercialization of our product candidates; the commercialization of our product candidates, if approved; our potential receipt of milestone payments and royalties under our collaboration agreements; and those risks, uncertainties and other factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References.   Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks.   Protagonist Therapeutics is the trademark of Protagonist Therapeutics, Inc. Other names and brands may be claimed as the property of others.

PROPOSAL 1
ELECTION OF CLASS I DIRECTOR NOMINEES
Our Board is divided into three classes, with members of each class elected for a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board currently consists of six members. The term of office of our current Class I director, Dr. Dinesh V. Patel, expires at this Annual Meeting. In addition on March 24, 2026, the Board determined that effective as of the Annual Meeting and subject to election by the stockholders, Dr. Lewis T. “Rusty” Williams will be moved from Class II to Class I in order to provide for an even number of directors in each class. The Nominating and Corporate Governance Committee has recommended Dr. Patel and Dr. Williams for election to the Board at this Annual Meeting. Dr. Patel and Dr. Williams are currently directors of the Company and were previously elected by stockholders at the 2023 and 2024 Annual Meeting of Stockholders, respectively. If elected at the Annual Meeting, the two Class I director nominees would serve until the 2029 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified, or, if earlier, until their death, resignation or removal. It is the Company’s policy to encourage directors and director nominees to attend Annual Meetings of Stockholders. All of our directors then-serving on the Board attended the 2025 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes cast. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the two Class I director nominees. If any nominee becomes unavailable for election or unable to serve, shares that would have been voted for that nominee will instead be voted “FOR” the election of a substitute nominee proposed by the Board or the Board may decrease its size. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that either nominee will be unable to serve.
The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experiences, qualifications, attributes or skills of each nominee for director and each director continuing in office that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominee or applicable director should serve as a member of the Board.
CLASS I DIRECTOR NOMINEES FOR ELECTION FOR TERMS EXPIRING AT THE 2029 ANNUAL MEETING
Dinesh V. Patel, Ph.D.
Dr. Patel, 69, has served as a member of the Board and as the Company’s President and Chief Executive Officer since December 2008. Dr. Patel has more than 40 years of executive, entrepreneurial and scientific experience spanning the pharmaceutical, biotechnology and biopharmaceutical industries. Prior to joining Protagonist, he served from 2006 to 2008 as President and Chief Executive Officer of Arête Therapeutics, a privately held company focused on the development of novel drugs for metabolic syndrome. Prior to that, Dr. Patel was President, Chief Executive Officer and co-founder of Miikana Therapeutics, an oncology-based company, from 2003 until it was acquired by Entremed (later renamed CASI Pharmaceuticals) in 2005. Prior to Miikana, he held positions of increasing responsibility at Versicor, a biotechnology company (later renamed Vicuron), from 1996 to 2003, most recently as Senior Vice President of Drug Discovery and Licensing. Vicuron’s research and development efforts led to two marketed drugs, anidulafungin (Eraxis®), and dalbavancin (Dalvance®), and the Company was acquired by Pfizer in 2005 in a $1.9 billion cash transaction. Prior to Vicuron, Dr. Patel was a director of chemistry at the combinatorial chemistry company Affymax, from 1993 to 1996. He was also a medicinal chemist at Bristol Myers Squibb (NYSE: BMY) from 1985 to 1993. He has served as a member of the board of directors of Sai Life Sciences, Limited (BSE: SAILIFE), a global contract research, development & manufacturing organization, since March 2025. Dr. Patel received a Ph.D. in Chemistry from Rutgers University, New Jersey and a B.S. in Industrial Chemistry from S. P. University, Vallabh Vidyanagar, India. The Company believes that because of his expertise, extensive knowledge of the Company and experience as an executive officer of biotechnology companies, Dr. Patel is able to make valuable contributions to the Board.
Lewis T. “Rusty” Williams, M.D., Ph.D.*
Dr. Williams, 76, has served as a member of the Board since June 2017. Dr. Williams has served as Chairman of the Board of Ten30 Bio, a biotechnology start-up company, since 2022. He previously served as Chairman and Chief Executive Officer of Walking Fish Therapeutics, a biotechnology start-up company, from February 2019 to March 2024. Dr. Williams has also served as a venture partner of Quan Capital, LLP, a healthcare-focused venture capital firm, since October 2018. He founded and served as a director of Five Prime Therapeutics, Inc., a former public biotechnology company acquired by Amgen, Inc., from January 2002 until January 2020, and served as its President and Chief Executive Officer from April 2011 to December 2017. Previously, Dr. Williams spent seven years at Chiron Corporation, a biopharmaceutical company now known as Novartis Vaccines and Diagnostics, Inc., where he served most recently as its Chief Scientific Officer. He also served on Chiron’s board of directors from 1999 to 2001. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco, and served as Director of the University’s Cardiovascular Research Institution and Daiichi Research Center. Dr. Williams also has served on the faculties of Harvard Medical School and Massachusetts General Hospital and co-founded COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams was previously a member of the board of directors of Neoleukin Therapeutics, Inc. (formerly, Nasdaq: NLTX), COR Therapeutics, Inc., and Beckman Coulter, Inc., each of which was a public company during his service as a director. Dr. Williams received a B.S. from Rice University and an M.D. and a Ph.D. from Duke University. The Company believes that Dr. Williams’ extensive experience in drug discovery and development, his executive experience with several pharmaceutical companies and his service as a director of other publicly traded healthcare companies have provided him the qualifications, skills and financial expertise to serve on the Board.
THE BOARD RECOMMENDS A VOTE “FOR” THE CLASS I DIRECTOR NOMINEES.
In addition to the Class I director nominees, Protagonist has four other directors who will continue in office after the Annual Meeting, with terms expiring in 2027 and 2028, respectively.
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING*
Sarah A. O’Dowd
Ms. O’Dowd, 76, has served as a member of the Board since August 2020. She is a director of the Independent Institute, a non-profit, non-partisan, public policy research and communications organization. Until her retirement in March 2020, Ms. O’Dowd was Senior Vice President and Chief Legal Officer at Lam Research Corporation (Nasdaq: LRCX), an S&P 500 technology company. For 11 years at Lam, she served as Chief Legal Officer and Secretary. From 2009 to 2012 she also served as Group Vice President of Human Resources at Lam. From February 2007 to September 2008, she served as Vice President of FibroGen, Inc. (Nasdaq: FGEN), a biopharmaceutical company. Ms. O’Dowd was a member of the board of directors of Ichor Holdings, Ltd. (Nasdaq: ICHR), a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, from May 2020 to May 2025. Ms. O’Dowd received a J.D. from Stanford Law School, an M.A. in Communications from Stanford University and an A.B. in Mathematics from Immaculata College. The Company believes that because of her executive business experience as well as her experience in the biotechnology field and at public companies, Ms. O’Dowd is well positioned to make valuable contributions and provide valuable guidance to the Board.

*
Dr. Williams currently serves as a Class II director. The Board re-classified Dr. Williams as a Class I director effective immediately following the Annual Meeting, subject to his election by stockholders at the Annual Meeting.

William D. Waddill
Mr. Waddill, 69, has served as a member of the Board since July 2016. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc. (OTCMKTS: CALA), a biotechnology company. From October 2007 to March 2014, he served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals, Inc., a biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. From February 2000 to September 2006, he served as a Principal at Square One Finance, a financial consulting business. He has served as a director of Arrowhead Pharmaceuticals, Inc. (Nasdaq: ARWR), a biopharmaceutical company, since January 2018, and Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company, since August 2021. He previously served on the board of Turnstone Biologics Corp. (Nasdaq: TSBX), a biotechnology company, from April 2024 to August 2025. Mr. Waddill received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant, which is currently inactive, after working at PricewaterhouseCoopers LLP and Deloitte LLP. The Company believes that Mr. Waddill is qualified to serve on the Board because of his financial expertise and extensive experience in the biotechnology field.
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING
Harold E. Selick, Ph.D.
Dr. Selick, 71, has served as a member of the Board since February 2009. Dr. Selick is currently Chief Executive Officer and board member of Hinge Bio, Inc., a private biotechnology company focused on developing therapeutics for patients living with autoimmune disorders. He previously served as Vice Chancellor of Business Development, Innovation and Partnerships at the University of California, San Francisco, from April 2017 to December 2022, where he was a member of the UCSF Senior Management Group. Dr. Selick was a Venture Partner at Mission Bay Capital, a venture capital firm, from 2018 until his resignation at the end of 2022. Previously, he was the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a biotechnology company, from June 2002 until the company’s merger with Molecular Templates Inc. in April 2017. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company, which was acquired two years after its founding. From 1992 to 1999, Dr. Selick was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. He served as Chairman of the board of directors of Molecular Templates, Inc. (formerly, Nasdaq: MTEM), a biopharmaceutical company, from April 2019 through December 2024. Dr. Selick was also Lead Director and then Chairman of PDL BioPharma, Inc., a biopharmaceutical company, from 2009 to December 2019, and served as de facto Chairman of the board of directors of Threshold Pharmaceuticals, Inc. until it merged with Molecular Templates Inc. in April 2017. He received a B.A. in Biophysics and a Ph.D. in Biology from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. The Company believes that because of his broad experience in building and running both private and public companies and serving on the boards of directors of a variety of biotechnology companies, Dr. Selick is well positioned to provide guidance and insight to the Board and management team.
Bryan Giraudo
Mr. Giraudo, 50, has served as a member of the Board since May 2018. Mr. Giraudo has served as Chief Financial Officer of Gossamer Bio, Inc. (Nasdaq: GOSS), a biotechnology company, since May 2018 and as Chief Operating Officer of Gossamer Bio since September 2021. He has completed nearly $1.0 billion in financing for Gossamer Bio since inception, from Series B financing through its initial public offering and additional debt and equity financings. Prior to joining Gossamer Bio, Mr. Giraudo was a Senior Managing Director at Leerink Partners from 2009 to April 2018, where he was responsible for their western North America and Asia Pacific biotechnology and medical technology banking practice. Before joining Leerink, he was a Managing Director with Merrill Lynch and Co.’s Global Healthcare Investment

Banking Group. Mr. Giraudo joined Merrill Lynch in 1997. As a banker, he completed over 200 corporate finance, corporate partnership and strategic advisory transactions. Mr. Giraudo has been a member of the board of directors of Valerio Therapeutics, S.A. (EPA: ALVIO) (formerly, Onxeo SA (EPA: ALONX)), a biotechnology company, since November 2021. He received a B.A. from Georgetown University. The Company believes Mr. Giraudo is qualified to serve on the Board because of his extensive experience in the investment banking field, financial expertise and experience in the biotechnology field.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
OUR GOVERNANCE STRUCTURE AND PHILOSOPHY
Our governance practices reflect the environment in which we operate and are designed to support our mission to develop medicines for biologically and commercially validated targets which demonstrate a strong differentiation compared to existing therapies. We are a biotechnology company in an evolving industry, with a focus on developing our candidate pipeline through both business development and internal research efforts, and, like other companies in the biotechnology industry, face extreme stock price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board believes our current governance structure enables the management team to act with deliberation and to focus on delivering long-term value to stockholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or stockholders generally. This structure includes the following elements:
•
Classified board:   our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporate transactions.

•
Supermajority voting:   the voting standard for most items is a majority of shares present, but 66 2∕3% of the outstanding shares of our common stock are needed to amend certain provisions of our Certificate of Incorporation and Bylaws and remove directors. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

•
Plurality voting for directors with a director resignation policy:   our directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election.” However, in order to promote director accountability, we have also adopted a director resignation policy pursuant to which director nominees are expected to tender their resignation if they fail to receive support from a majority of votes cast in an uncontested election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, determines whether or not to accept the tendered resignation.

•
Stockholders cannot call special meetings or act by written consent:   stockholders can propose business at each annual meeting (in accordance with our advance notice bylaws and Rule 14a-8) but cannot call a stockholder vote in between annual meetings or act by written consent. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of stockholders acting to further short-term special interests) from executing on our long-term strategy.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and stockholders and values input from our stockholders on this topic.
SUSTAINABILITY, CORPORATE RESPONSIBILITY, AND HUMAN CAPITAL DISCLOSURES
Governance and Leadership
Our Board plays a pivotal role in overseeing our strategic direction, risk management, including risks related to sustainability and corporate responsibility matters, and our overall governance framework. Our Board composition reflects a wide range of backgrounds, skills and experiences. Our executive leadership team is responsible for driving our performance and guiding our long-term growth initiatives. We believe in fostering a culture of integrity, ethical decision making and responsible corporate citizenship.

Business Ethics
We are committed to creating an environment where we are able to excel in our business while maintaining high standards of business conduct and ethics. As discussed below, our Code of Business Conduct and Ethics (the “Code”) reflects the business practices and principles of behavior that supports this commitment, including our policies on bribery, corruption, conflicts of interest, insider trading and our whistleblower program. We expect all of our directors, officers and employees to read, understand and comply with the Code and its application to the performance of his or her business responsibilities.
Environmental Commitment
We are committed to protecting the environment and attempt to mitigate any negative impact of our operations, promoting reuse and recycling and conserving resources, where feasible. We have safety protocols in place for handling biohazardous waste in our operations, including in our clinical trials, and we use third-party vendors for biohazardous waste and chemical disposal.
Social Responsibility
We are committed to providing patients with access to our investigational therapies, to the extent appropriate at the development stage. We are currently focused on our clinical programs and getting our therapies through the approval process and approved as rapidly as possible provided they are shown to be safe and effective. We provide access to our investigational therapies through our clinical trials, including in some cases long-term extensions of those trials that provide access to our therapies for up to several years. We also support educational efforts related to therapeutic areas in focus for our company, and life sciences education more broadly. In addition to financial support of continuing education, we are active mentors and hosts for students seeking to broaden their understanding of life sciences in the interest of advancing human health.
Human Capital
We recognize that our success is driven by the knowledge, skills and dedication of our employees. Our human capital is fundamental to our ability to innovate and develop life-changing drug therapies. We invest in our employees by seeking to foster a supportive and inclusive workplace. We offer competitive compensation and benefits and provide opportunities for professional growth and development.
Safeguarding the health and safety of our employees is a top priority. We are committed to providing a safe working environment for all of our employees. Our cross-functional safety committee meets regularly to discuss policies and protocols, strategic planning, business continuity and other matters. We invest in initiatives aimed at promoting employee mental and physical well-being, including providing meals and access to fitness facility onsite. To support our employees personally and professionally, we have Employee Assistance Programs to address employee challenges and needs. We also allow for flexible working arrangements for certain of our employees. We value feedback from our employees and use it to improve our workplace policies and practices.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board. The Board consults with the Company’s counsel so that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth under the listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after a review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Giraudo, Ms. O’Dowd, Dr. Selick, Mr. Waddill and Dr. Williams. In making this determination, the Board found that none of these directors had a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Dr. Patel is not considered independent because he is an executive officer of the Company.
BOARD LEADERSHIP STRUCTURE
Our policy is that the positions of Chief Executive Officer and Chairperson of the Board (“Chairperson”) should be held by different individuals, except in unusual circumstances as determined by the Board. The Board currently has an independent Chairperson, Dr. Selick, who has authority, among other things, to call and preside over meetings of the Board, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairperson has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increases management accountability and improves the ability of the Board to confirm that management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairperson can enhance the effectiveness of the Board as a whole.
The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
DIRECTOR TIME COMMITMENTS
While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Corporate Governance Guidelines, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. In this regard, the Company has adopted specific limits on the number of other public company boards upon which a director may sit. Ordinarily, directors may not serve on the boards of more than four public companies and directors who are executive officers of public companies, including the Company’s President and CEO, may not serve on the board of more than two public companies, including the Company’s Board. As part of the annual director nomination process, the Nominating and Corporate Governance Committee considers directors’ adherence to these expectations, and directors are expected to advise the Chairperson of the Board and the Chairperson of the Nominating and Corporate Governance Committee before accepting a seat on the board of another company. All directors are currently in compliance with this policy.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps taken to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. The Audit Committee reviews information regarding liquidity and operations and oversees the Company’s management of financial risks and risks related to cybersecurity and information technology. Periodically, the Audit Committee reviews the Company’s policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communications with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or mitigate such exposures. The Compensation Committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk, including cybersecurity and information technology risks, are considered by the Board as a whole.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairperson. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Dr. Selick, the Chairperson, presides over executive sessions.
INFORMATION REGARDING COMMITTEES OF THE BOARD
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research Committee. The following table provides current membership and meeting information for fiscal 2025 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance	Research
Bryan Giraudo	X		X*
Sarah A. O’Dowd	X		X
Dinesh V. Patel, Ph.D.
Harold E. Selick, Ph.D.		X*	X	X
William D. Waddill	X*	X
Lewis T. Williams, M.D., Ph.D.		X		X*
Total meetings in fiscal 2025	5	4	1	4

*
Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities, has the opportunity to meet regularly in executive session and regularly reports its activities to the full Board. The Board has determined that each member of each committee is an “independent” director under Nasdaq listing rules and that each of the directors currently serving on the Audit and Compensation Committees satisfies the additional independence criteria applicable to directors on such committee under Nasdaq listing rules and the rules and regulations established by the SEC (and, in the case of Compensation Committee members, qualifies as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act). The Board has adopted written charters for each committee that, with the exception of the Research Committee, are available to stockholders in the “Governance” section of the Company’s website at www.protagonist-inc.com. Below is a description of each committee of the Board.
Audit Committee
The Audit Committee oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditor; determines and approves the engagement of the independent auditor; determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditor on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditor regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Board has determined that Mr. Waddill qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Waddill’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public companies. The Board has also determined that all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Report of the Audit Committee of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company and with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
This report is provided by the following directors who served on the Audit Committee through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025:
William D. Waddill (Chairperson)
Bryan Giraudo
Sarah O’Dowd
Compensation Committee
The Compensation Committee acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
determining the compensation and other terms of employment of the Chief Executive Officer and the other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•
reviewing and recommending to the full Board the compensation of the Company’s directors;

•
evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing and recommending to the Board the adoption, modification or termination of the Company’s plans and programs;

•
establishing policies with respect to equity compensation arrangements; and

•
conducting an annual assessment of the performance of the Compensation Committee and its members, and the adequacy of its charter.

The Compensation Committee has delegated authority to Dr. Patel, as the sole member of the Equity Award Committee of the Board, the full authority of the Board, to grant equity-based awards to non-executive officer employees and consultants, within Board-approved guidelines, under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and has delegated such authority under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), subject to approval of the 2026 Plan by stockholders at the Annual Meeting. The purpose of this delegation of authority is to enhance the flexibility of equity-based award administration within the Company and to facilitate the timely grants of equity-based awards to service providers of the Company. The Compensation Committee receives periodic reports of grants made pursuant to this delegated authority.
During fiscal 2025, Dr. Patel exercised his authority to grant equity-based awards, including options and restricted stock units, totaling 981,745 shares in aggregate to employees and consultants, a significant majority of which were awarded as part of the Company’s regular annual equity award program and were granted pursuant to the parameters established by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation.   None of the members of the Compensation Committee is currently or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board); recommending to the Board for selection candidates for election to the Board; making recommendations to the Board regarding the membership of the committees of the Board; assessing the performance of the Board; and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s most recent self-evaluation. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulation and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then seeks to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm, though it did not do so in 2025. The Nominating and Corporate Governance Committee conducts any inquiries it deems appropriate or necessary into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee discusses and considers the candidates’ qualifications and recommends a nominee to the Board for appointment or nomination and to the stockholders for election at the annual meeting.
The Nominating and Corporate Governance Committee will consider any director candidates recommended by stockholders. The Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders in the same manner, including applying the minimum criteria set forth above, as candidates recommended by other sources. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee as described under “Stockholder Communications with the Board of Directors.” Submissions must include the same information required under our Bylaws for nominating a director.
The Nominating and Corporate Governance Committee generally considers a potential director candidate’s ability to contribute to the diversity of occupations, perspectives and backgrounds on the Board. As part of the search process for new directors, the Nominating and Corporate Governance Committee seeks to include qualified candidates with diverse backgrounds and perspectives in the pool from which our Nominating and Corporate Governance Committee selects the nominees with the skills, experience and qualifications that it believes best support the Company in the context of the Board as a whole. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. For example, our current Board of six directors includes one director (16%) who self-identifies as female and one director (16%) who self-identifies as racially/ethnically diverse.
Research Committee
The Research Committee assists the Board in its oversight of the strategic direction for our discovery programs. In 2025, the Research Committee reviewed with management in particular progress of, and selection of, the Company’s pre-clinical programs. In addition to evaluating and advising on our key discovery activities, goals and strategy, the Research Committee confers with management regarding emerging trends and developments relevant to our discovery activities, the Company’s discovery resources and infrastructure, and performs such other duties as are specified in the Research Committee’s charter.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.
CODE OF ETHICS
The Company has adopted the Code that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code is available in the “Investors - Governance” section of the Company’s website at www.protagonist-inc.com. If the Company makes certain amendments to the Code or grants any waiver of a provision of the Code to any executive officer or director, the Company intends to promptly disclose the nature of the amendment or waiver on its website, to the extent required by applicable rules.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted the Corporate Governance Guidelines to serve as a framework for the governance of the Company. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the Board’s practices with respect to Board composition and selection, Board meetings, oversight of senior management, Chief Executive Officer performance evaluation and succession planning, Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the “Investors - Governance” section of the Company’s website at www.protagonist-inc.com.

PROPOSAL 2
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that the Company provide stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers (the “say-on-pay vote”).
The say-on-pay vote is a non-binding vote on the compensation of our named executive officers, as described in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies or the compensation of our Board. Our philosophy in setting compensation policies for executive compensation is to strongly align our compensation program with stockholder interests, reflect market-best practices, continue to support our long-term business objectives and support talent retention. The “Executive Compensation” section, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, provides a more detailed discussion of our executive compensation program and our compensation philosophy.
The vote under this Proposal 2 is advisory only and therefore not binding on us, the Board or our Compensation Committee. However, our Board, including our Compensation Committee, values the opinions of our stockholders, and we will consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers. Unless the Board modifies its policy of holding annual say-on-pay advisory votes, the next say-on-pay vote is expected to occur at the 2027 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent auditor for the fiscal year ending December 31, 2026, and stockholders are asked to vote to ratify this selection. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate stockholder questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
FEES BILLED BY ERNST & YOUNG LLP DURING FISCAL 2025 AND 2024
The following table summarizes the audit fees billed and expected to be billed by EY for the indicated fiscal years and the fees billed by EY for all other services rendered during the indicated fiscal years.
	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,796,700	$1,809,298
Audit-Related Fees(2)	—	—
Tax Fees(3)	29,565	55,324
All Other Fees(4)	7,200	7,200
Total Fees	$1,833,465	$1,871,822

(1)
“Audit Fees” consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services as are normally provided by the Company’s auditor, including statutory audits and services rendered in connection with statutory and regulatory filings or engagements for the indicated fiscal years, and related expenses.

(2)
“Audit-Related Fees” consist of fees billed for assurance and related services by the auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the Audit Fees category.

(3)
“Tax Fees” in 2025 and 2024 consist primarily of fees billed for professional services rendered in connection with indirect tax compliance in foreign tax jurisdictions (Australia).

(4)
“All Other Fees” consist of fees related to products and services provided by the auditor, other than the services reported above.

All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described below.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, EY. The policy generally allows pre-approval of specified services in the categories of audit services, audit-related services and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, specified, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of limited non-audit services by EY is compatible with maintaining EY’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
APPROVAL OF THE PROTAGONIST THERAPEUTICS, INC. 2026 EQUITY INCENTIVE PLAN
SUMMARY
The Board is asking you to approve the adoption of the 2026 Plan. On March 24, 2026, the Board unanimously adopted and approved the 2026 Plan. If stockholder approval of the 2026 Plan is obtained at the Annual Meeting, we will not grant any additional awards under the 2016 Plan, and the number of shares remaining available under the 2016 Plan as of the effective date of the 2026 Plan will become available for grant under the 2026 Plan. Awards previously granted under the 2016 Plan would be unaffected by the adoption of the 2026 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted.
Pursuant to the 2026 Plan, the aggregate number of shares of our common stock that may be issued under the 2026 Plan would equal (A) the sum of (i) the shares that remain available for grant under the 2016 Plan as of the effective date of the 2026 Plan (the “2016 Plan’s Available Reserve”) plus (ii) 650,000 new shares plus (B) shares subject to outstanding stock awards under the 2016 Plan as of the date the 2026 Plan becomes effective that, after such date, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company, or are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award (the “Returning Shares”). As of March 31, 2026, 3,352,115 shares remained available for future grant under the 2016 Plan and 8,006,706 shares were subject to outstanding awards under the 2016 Plan.
Specifically, as of March 31, 2026, (i) a total of 6,665,139 shares of our common stock were then subject to outstanding options granted under the 2016 Plan and 299,855 shares of our common stock were then subject to outstanding options granted under the Protagonist Therapeutics, Inc. Amended and Restated 2018 Inducement Plan (the “Inducement Plan”); (ii) 1,219,467 shares of our common stock were then subject to unvested restricted stock awards and unvested restricted stock unit awards granted under the 2016 Plan (122,100 of which are subject to the achievement of performance conditions) and 8,751 shares of our common stock were then subject to unvested restricted stock awards and unvested restricted stock unit awards granted under the Inducement Plan; and (iii) 3,352,115 shares were available for new award grants under the 2016 Plan and 637,347 shares of our common stock were available for new award grants under the Inducement Plan. As of March 31, 2026, the average weighted per share exercise price of all outstanding stock options was $28.73 ($29.06 under the 2016 Plan and $21.33 under the Inducement Plan) and the weighted average remaining contractual term was 6.44 years under the 2016 Plan and 6.46 years under the Inducement Plan.
The Board considers the equity program to be critical to aligning executives and employees with stockholders during this period when the Company is focused on its business strategy. Equity awards are a significant component of total compensation for our directors, executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. If stockholders do not approve the proposal, we would need to grant cash and other non-equity rewards to these individuals. We believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards, and we feel it is important to provide compensation that continues to effectively align employees with stockholders and which provides a total compensation package that is competitive with other companies. We strongly believe that the approval of this proposal is instrumental to our continued success. In addition, while our burn rate calculation is based on total shares outstanding, we also have 1,500,000 shares issuable upon exercise of outstanding pre-funded warrants at an exercise price of $0.001 per share. While these pre-funded warrants have not been exercised to date, they could be at any time, which would significantly increase our total shares outstanding by 1,500,000 shares (assuming the exercise of all outstanding pre-funded warrants).
AWARD BURN RATE
The following table presents information regarding our net burn rate for the past three complete fiscal years, with average annual net burn rate over such three years being 3.4%. For this purpose, the “net burn rate” for any one particular fiscal year means the total number of shares of our common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by us under all equity compensation plans in that fiscal year, less the total number of such shares canceled, terminated or forfeited in the fiscal year without the awards having become vested or paid, as the case may be, divided by our weighted average number of basic shares of common stock issued and outstanding during that particular fiscal year.
	2025	2024	2023
Options granted	1,113,384	2,068,570	2,519,750
Restricted stock unit awards granted	923,508	564,465	415,775
Less: shares subject to canceled, terminated or forfeited awards	(299,473)	(474,865)	(588,947)
Net shares granted	1,737,419	2,158,170	2,346,578
Weighted average basic common shares outstanding	63,573,048	61,566,989	56,763,559
Net burn rate(1)(2)	2.7%	3.5%	4.1%

(1)
Net burn rate is equal to (x) divided by (y), where (x) is equal to the sum of total options granted during the fiscal year, plus the total restricted stock unit awards granted during the fiscal year, minus the total number of shares subject to stock options and restricted stock unit awards canceled, terminated or forfeited during the fiscal year without the awards having become vested or paid, as the case may be, and where (y) is equal to our weighted average basic common shares outstanding for each respective year.

(2)
For the three-year period ended December 31, 2025, our average annual net burn rate using the methodology described in note (1) above was 3.4%.

We currently expect that the 2026 Plan, when taking into account the 2016 Plan’s Available Reserve, plus 650,000 additional shares to be made available under the 2026 Plan, and the incorporation into the 2026 Plan of any Returning Shares, would provide us with flexibility to continue to grant equity-based awards through the end of 2028, assuming a level of grants consistent with the number of equity-based awards granted during 2025 and usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards throughout the projected period. This also takes into consideration the current stock price, which determines the value of awards and the number of shares used in each award. However, this is only an estimate, in our management’s judgment, based on current circumstances. The total number of shares that are awarded under the 2026 Plan in any one year or from year to year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the potential need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the types of awards we grant, and how we choose to balance total compensation between cash and equity-based awards. The type and terms of awards granted may also change in any one year or from year to year based on any number of variables, including, without limitation, changes in competitors’ compensation practices or changes in compensation practices generally, and the need to attract, retain and incentivize key talent.
DILUTION
The following table shows the total number of shares of our common stock that were (i) subject to unvested restricted stock unit awards granted under the 2016 Plan and Inducement Plan, (ii) subject to outstanding stock options granted under the 2016 Plan and Inducement Plan and (iii) available for new award grants under the 2016 Plan and Inducement Plan as of December 31, 2025. In this Proposal 4, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards.
December 31, 2025
Shares subject to unvested restricted stock unit awards	1,288,853
Shares subject to outstanding stock options	7,669,240
Shares available for new award grants under the 2016 Plan	1,834,762
Shares available for new award grants under the Inducement Plan	637,347
To help assess the potential dilutive impact of this proposal, the number of shares of our common stock outstanding as at the end of each of the last three fiscal years is as follows: 57,708,613 shares outstanding at the end of fiscal year 2023, 61,035,139 shares outstanding at the end of fiscal year 2024, and 62,577,897 shares outstanding at the end of fiscal year 2025. There were 64,227,057 shares of our common stock outstanding as of March 31, 2026. Although our dilution discussions are based on total shares outstanding, we have 1,500,000 shares issuable upon exercise of outstanding pre-funded warrants at an exercise price of $0.001 per share. While these pre-funded warrants have not been exercised to date, they could be at any time, which would significantly increase our total shares outstanding.
The closing market price of our common stock on Nasdaq on March 31, 2026 was $105.40.
The Board believes that approval of the 2026 Plan will promote our interests and those of our stockholders and will help us continue to be able to attract, motivate, retain and reward persons important to our success. All members of the Board and all of our executive officers are eligible for awards under the 2026 Plan and thus have a personal interest in the approval of the 2026 Plan.
SUMMARY OF THE 2026 PLAN
The following is a description of the 2026 Plan and is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference. Stockholders and potential investors are urged to read the 2026 Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the 2026 Plan.
Purpose of the 2026 Plan
The purpose of the 2026 Plan is to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock. The 2026 Plan allows for the grant of stock options, both incentive (ISOs) and “non-qualified” (NSOs) stock options; stock appreciation rights, or SARs; restricted stock and restricted stock units, or RSUs; and other stock-based awards, any of which may be subject to the achievement of performance goals. We refer to these collectively herein as “Awards.”
Administration
The Board, or a duly authorized committee thereof, has the authority to administer the 2026 Plan. The Board may also delegate some or all of the administration of the 2026 Plan to one or more of our officers in accordance with the provisions of and subject to the terms set forth in the 2026 Plan. Subject to the terms of the 2026 Plan, the Board or the authorized committee or officer(s), referred to here as the 2026 Plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the 2026 Plan administrator will also determine the exercise price or purchase price of awards granted and the types of consideration to be paid for the award.

Eligibility
Incentive stock options may be granted only to our employees, including our named executive officers, and the employees of our affiliates. All other awards may be granted to our employees, including our named executive officers, our non-employee directors and consultants and the employees and consultants of our affiliates. As of March 31, 2026, approximately 124 employees, five non-employee directors and seven individual consultants would have been eligible to participate in the 2026 Plan.
Stock Subject to 2026 Plan
The maximum number of common shares that may be issued under the 2026 Plan is equal to the sum of (A) (i) the 2016 Plan’s Available Reserve and (ii) 650,000 new shares plus (B) the Returning Shares, if any, which become available for grant under the 2026 Plan from time to time (the “Share Pool”), 4,000,000 of which may be issued pursuant to the exercise of incentive stock options. The Share Pool is subject to certain adjustments in the event of a change in our capitalization. If a stock award granted under the 2026 Plan expires or otherwise terminates without being exercised or settled in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2026 Plan. In addition, the following types of shares of our common stock under the 2026 Plan may become available for the grant of new stock awards under the 2026 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2026 Plan may be previously unissued shares or reacquired shares bought by us on the open market.
Limits on Non-Employee Director Compensation
The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under the 2026 Plan, taken together with any cash fees paid to such nonemployee director during the fiscal year, will not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), or $1,250,000 with respect to a nonemployee director’s first year in service (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.
No Repricing without Stockholder Approval
Other than in connection with certain changes in the Company’s capitalization, no option or SAR may be (i) amended to decrease the exercise price thereof, (ii) cancelled in exchange for the grant of any new option or SAR with a lower exercise price, (iii) cancelled in exchange for the grant of any restricted stock Award, RSU Award or any other stock Award that is not an option or SAR, (iv) repurchased by the Company or any subsidiary, (v) otherwise subject to any action that would be treated under generally accepted accounting principles as a “repricing” of such option or SAR, or (vi) amended, modified, or otherwise altered by any other action that has the same effect as any of the foregoing, in each case unless such action is first approved by the Company’s stockholders.
TYPES OF AWARDS
Stock Options
ISOs and NSOs are granted pursuant to stock option agreements adopted by the 2026 Plan administrator. The 2026 Plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2026 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2026 Plan vest at the rate specified by the 2026 Plan administrator.

The 2026 Plan administrator determines the term of stock options granted under the 2026 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock option agreement provide otherwise, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the participant may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or the participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the 2026 Plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the participant, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the 2026 Plan administrator.
The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by the participant during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Stock Appreciation Rights
Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the 2026 Plan administrator. The 2026 Plan administrator determines the strike price for a SAR, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the SAR is exercised. A stock appreciation right granted under the 2026 Plan vests at the rate specified in the stock appreciation right agreement as determined by the 2026 Plan administrator.
The 2026 Plan administrator determines the term of stock appreciation rights granted under the 2026 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Restricted Stock and RSUs
Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or stock to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each Award of restricted stock or RSUs, which may include performance vesting conditions.
Other Stock-Based Awards
Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of stock.
Performance Criteria
The 2026 Plan administrator may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period.
No Dividends or Dividend Equivalents on Unvested Awards
Options and SARS will not provide for the payment of dividends or dividend equivalents, and, with respect to any other type of Award, no dividends or dividend equivalents will be paid out or settled unless and until, and only to the extent that, the underlying Award vests.
Changes to Capital Structure
In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2026 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of ISOs, and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Transactions.   The following applies to stock awards under the 2026 Plan in the event of a transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or in any director compensation policy or unless otherwise expressly provided by the 2026 Plan administrator at the time of grant.
In the event of a transaction (as defined in the 2026 Plan), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards, contingent upon the closing or completion of such transaction, unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:
•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•
arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•
accelerate the vesting (and, if applicable, the exercisability) in whole or in part of the stock award to a date prior to the effective time of the transaction and provide for its termination at or prior to the effective time of the transaction;

•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the stock award;

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our board of directors may consider appropriate; and

•
make a payment, in such form as may be determined by our board of directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise (for clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price and payments may be delayed to the same extent that payment of consideration to our common stockholders is delayed as a result of escrows, earn outs, holdbacks or any other contingencies).
The Board is not obligated to treat all Awards or portions thereof in the same manner. The Board may take different actions with respect to the vested and unvested portions of an Award.
Change of Control.   The 2026 Plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control.
Transferability
Unless the 2026 Plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. A participant may designate a beneficiary, however, who may exercise the option following the participant’s death. A participant generally may not transfer other Awards under our 2026 Plan other than by will, the laws of descent and distribution, or as otherwise provided under our 2026 Plan.
Amendment and Termination; Term
The Board has the right to amend, suspend or terminate the 2026 Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the 2026 Plan or an Award or Award agreement will be made that would materially impair the rights of the holder, without such holder’s consent. Unless earlier terminated by the Board, the 2026 Plan will remain available for the grant of Awards until June 17, 2036, but previously granted Awards may continue beyond that date in accordance with their terms (and provided that ISOs may not be granted after March 24, 2036).
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion of the federal income tax consequences of the 2026 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.
Stock Options.   ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Internal Revenue Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NSOs as described below.
An optionee is not taxed on the grant of an NSOs. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.
SARs.   An optionee is not taxed on the grant of a SAR. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.
Restricted Stock and Restricted Stock Units.   Generally, grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt (i.e., grant). Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.
Cash Awards.   A participant will have taxable income at the time a cash award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.
Company Deduction and Section 162(m).   In general, Section 162(m) of the Internal Revenue Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. As such, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers.
Withholding Taxes.   The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2026 Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.
NEW PLAN BENEFITS; MARKET VALUE OF SECURITIES
The benefits that will be awarded or paid in the future under the 2026 Plan are not currently determinable as awards under the 2026 Plan are within the discretion of the administrator, and the administrator has not determined future awards or who might receive them. However, each non-employee director is expected to receive an annual award of stock options and restricted stock units on or following the date of the Annual Meeting with a total grant date fair value of approximately $400,000, and thus we expect, if the 2026 Plan is approved by stockholders, each non-employee director will receive such a grant under the 2026 Plan subject to continued service through such grant date. The closing market price of our common stock as reflected on Nasdaq on March 31, 2026 was $105.40.
REGISTRATION
If our stockholders approve the 2026 Plan, we intend to file a Registration Statement on Form S-8 with the SEC to register the additional shares available for issuance under the plan as soon as practicable following the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

EXECUTIVE OFFICERS
The following table sets forth certain information, as of the date of this Proxy Statement, with respect to the Company’s current executive officers. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Dinesh V. Patel, Ph.D.	69	President, Chief Executive Officer and Director
Asif Ali	52	Executive Vice President, Chief Financial Officer
Arturo Molina, M.D., M.S., F.A.C.P.	67	Chief Medical Officer
Dinesh V. Patel, Ph.D.
Biographical information for Dr. Patel is included above with the director biographies under the caption “Class I Director Nominees for Election for Terms Expiring at the 2029 Annual Meeting.”
Asif Ali
Mr. Ali has served as the Company’s Executive Vice President, Chief Financial Officer since April 2022. Prior to joining Protagonist, he served as Vice President, Finance and Chief Accounting Officer for Theravance Biopharma, Inc. (Nasdaq: TBPH), a multinational biopharmaceutical company, from September 2018 to February 2022, where his contributions and oversight included equity and asset-backed financings, strategic collaborations, finance operations, international tax planning and long-term business strategy. Prior to Theravance, Mr. Ali served as Vice President and Corporate Controller for Depomed, Inc. (now Assertio Holdings, Inc. (Nasdaq: ASRT)), a specialty pharmaceutical company, from June 2012 to June 2018, where he supported multiple product launches, product acquisitions and equity and asset-backed financings. From 2010 to 2011, he served as Director of Finance and Accounting for Nevada Property 1 LLC, a former public company that owned and operated the Cosmopolitan of Las Vegas, Nevada. From 2004 to 2009, Mr. Ali worked in public accounting in the life sciences practice of PricewaterhouseCoopers LLP, an accounting firm, where he held various positions of responsibility and left as a Senior Manager. Mr. Ali is a fellow of the Institute of Chartered Accountants in England & Wales, a qualification that he obtained in conjunction with studying accounting at the University of North London, United Kingdom (the combined studies are the U.S. equivalent of a B.S. in Business Administration with concentration in accounting). He also holds a C.P.A. license in California.
Arturo Molina, M.D., M.S., F.A.C.P.
Dr. Molina has served as the Company’s Chief Medical Officer since November 2022. Prior to joining Protagonist, he served as Chief Medical Officer for Sutro Biopharma, Inc. (Nasdaq: STRO), a biotechnology company, where he established a world-class, Cross-Functional Clinical Development, Regulatory, Clinical Operations and Biometrics Team (CDRT) to advance development candidates and optimized leads towards Investigational New Drug and registration-enabling clinical studies, from 2016 to 2022. Prior to Sutro, Dr. Molina was Vice President, Oncology Scientific Innovation at Johnson & Johnson (NYSE: JNJ), a multinational corporation. Earlier in his career, Dr. Molina was Chief Medical Officer at Cougar Biotechnology Inc., until it was acquired by Johnson & Johnson in 2009. Dr. Molina was an Adjunct Professor in the Department of Hematology/Bone Marrow Transplantation at City of Hope Comprehensive Cancer Center, from 2002 to 2004. Prior to that, he served as a faculty staff physician in the Department of Hematology/Bone Marrow Transplantation and Medical Oncology/Therapeutics Research from 1991 to 2002. Dr. Molina received his M.D. and M.S. in Physiology from Stanford University Medical Center, and a B.A. in Psychology and B.S. in Zoology from the University of Texas, Austin. Dr. Molina maintains an Adjunct Clinical Faculty appointment in the Department of Medicine, division of Oncology, Stanford University School of Medicine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 13, 2026 (except as otherwise indicated in the footnotes to the table) by: (i) each director and nominee for director; (ii) each of the named executive officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all persons and entities known by the Company as of such date to be beneficial owners of more than five percent of its common stock.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with BlackRock, Inc.(2)	8,575,669	13.42%
Entities affiliated with Farallon Partners, L.L.C.(3)	6,401,006	9.99%
Entities affiliated with The Vanguard Group(4)	5,413,690	8.47%
Entities affiliated with RTW Investments, L.P.(5)	5,059,053	7.92%
Entities affiliated with State Street Corp.(6)	3,207,774	5.02%
Named Executive Officers and Directors:
Dinesh V. Patel, Ph.D.(7)	2,405,496	3.65%
Asif Ali(8)	122,716	*
Arturo Molina, M.D., M.S., F.A.C.P.(9)	124,549	*
Harold E. Selick, Ph.D.(10)	234,688	*
Bryan Giraudo(11)	187,668	*
Sarah A. O’Dowd(12)	136,668	*
William D. Waddill(13)	113,668	*
Lewis T. Williams, M.D., Ph.D.(14)	151,668	*
All current executive officers and directors as a group (8 persons)(15)	3,477,121	5.19%

*
Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and Schedules 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares of common stock over which the person or group has sole or shared voting or investment power as well as any shares of common stock that the person or group has the right to acquire within 60 days after the date of this table. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 63,906,532 shares outstanding as of the date of this table. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding for a person or group includes shares of common stock such person or group has the right to acquire within 60 days of the date of this table. Unless otherwise indicated, the address for each director and officer is c/o Protagonist Therapeutics, Inc., 7707 Gateway Boulevard, Suite 140, Newark, CA 94560.

(2)
This information is based solely upon a Schedule 13G/A filed with the SEC on October 17, 2025 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 8,481,570 shares and sole dispositive power with respect to 8,575,669 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)
This information is based solely upon a Schedule 13G/A filed with the SEC on February 6, 2026 by Farallon Partners, L.L.C. (“Farallon General Partner”) and its affiliated entities. Consists of (i) an aggregate of 6,221,006 shares held by Farallon Capital Partners, L.P. (“FCP”), Farallon Capital Institutional Partners, L.P. (“FCIP”), Farallon Capital Institutional Partners II, L.P. (“FCIP II”), Farallon Capital Institutional Partners III, L.P. (“FCIP III”), Four Crossings Institutional Partners V,

L.P. (“FCIP V”), Farallon Capital Offshore Investors II, L.P. (“FCOI II”), Farallon Capital (AM) Investors, L.P. (“FCAMI”), Farallon Capital F5 Master I, L.P. (“F5MI”) and Farallon Healthcare Partners Master, L.P. (“FHPM,” and together with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, FCAMI and F5MI, the “Farallon Funds”) and (ii) an aggregate of 180,000 shares underlying certain exercisable warrants held by the Farallon Funds. Excludes 1,320,000 shares underlying certain warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. Farallon General Partner, as the (i) general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI and (ii) the sole member of each of Farallon Institutional (GP) V, L.L.C. (“FCIP V General Partner”) and Farallon Healthcare Partners (GP), L.L.C. (“FHPM General Partner”), is deemed to be the beneficial owner of the shares held by each of the Farallon Funds other than F5MI. FCIP V General Partner, as the general partner of FCIP V, may be deemed to beneficially own the shares held by FCIP V. Farallon F5 (GP), L.L.C. (“F5MI General Partner”), as general partner of F5MI, may be deemed to beneficially own the shares held by F5MI. FHPM General Partner, as general partner of FHPM, may be deemed to beneficially own the shares held by FHPM. Joshua J. Dapice; Philip D. Dreyfuss; Hannah E. Dunn; Varun N. Gehani; Nicolas Giauque; Avner A. Husen; David T. Kim; Michael G. Linn; Patrick (Cheng) Luo; Thomas G. Roberts, Jr.; Edric C. Saito; Daniel S. Short; Andrew J. M. Spokes; John R. Warren; and Mark C. Wehrly (the “Farallon Individuals”), each of whom is a managing member or senior managing member, as the case may be, of Farallon General Partner, and a manager or senior manager, as the case may be, of FCIP V General Partner, F5MI General Partner and FHPM General Partner, may each be deemed to beneficially own the shares held by the Farallon Funds. Each of the Farallon General Partner, the FCIP V General Partner, the F5MI General Partner, the FHPM General Partner and the Farallon Individuals disclaims any beneficial ownership of the shares and warrants. The address of each of the entities and persons above is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(4)
This information is based solely upon a Schedule 13G/A filed with the SEC on January 30, 2026 by The Vanguard Group (“Vanguard”). Vanguard has shared voting power with respect to 473,004 shares and shared dispositive power with respect to 5,413,690 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355. On a Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various subsidiaries and/or business divisions. Vanguard reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).

(5)
This information is based solely upon a Schedule 13G/A jointly filed with the SEC on February 17, 2026 by RTW Investments, LP and Roderick Wong, M.D. RTW Investments, LP and Dr. Wong have shared voting and dispositive power with respect to these shares, which are directly held by certain funds to which RTW Investments, LP is the investment adviser. Dr. Wong is the Managing Partner and Chief Investment Officer of RTW Investments, LP. The address of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.

(6)
This information is based solely upon a Schedule 13G filed with the SEC on August 11, 2025 by State Street Corp. (“State Street”). State Street has shared voting power with respect to 3,033,685 shares and shared dispositive power with respect to 3,207,774 shares. The address of State Street is One Congress Street, Suite 1, Boston MA 02114.

(7)
Includes 2,066,601 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(8)
Includes (i) 118,399 shares issuable pursuant to stock options exercisable within 60 days of the date of this table and (ii) 3,438 restricted stock units vesting within 60 days of the date of this table.

(9)
Includes 110,914 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(10)
Includes 176,538 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(11)
Includes 18,000 shares held indirectly by the Bryan and Courtney Giraudo Trust and 164,538 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(12)
Consists of 131,538 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(13)
Consists of 108,538 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(14)
Consists of 146,538 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(15)
Includes (i) 3,023,604 shares issuable pursuant to stock options exercisable within 60 days of the date of this table and (ii) 3,438 restricted stock units vesting within 60 days of the date of this table.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (the “CD&A”), we provide an overview of our compensation philosophy and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (the “NEOs”) during our fiscal year ended December 31, 2025.
For the fiscal year ended December 31, 2025, our NEOs, which consisted of all of our executive officers during the year, were:
Name	Position
Dinesh V. Patel, Ph.D.	President and Chief Executive Officer
Asif Ali	Executive Vice President, Chief Financial Officer
Arturo Molina, M.D., M.S., F.A.C.P.	Chief Medical Officer
Company Overview
Protagonist Therapeutics, Inc. is an integrated discovery and development company with a validated technology platform. Our programs fall into three broad therapeutic areas: (i) inflammation and immunology (“I&I”), (ii) hematology and (iii) metabolic diseases. Our aim is to develop medicines for biologically and commercially validated targets which demonstrate a strong differentiation compared to existing therapies.
Our Development Products and Discovery Programs
Icotyde™ (icotrokinra)
Icotyde™ (icotrokinra) is a first-in-class investigational targeted oral peptide that selectively blocks the Interleukin-23 receptor (“IL-23R”), which underpins the inflammatory response in psoriasis and offers potential in other IL-23-mediated diseases. Icotyde is licensed to Janssen Biotech, Inc., a Johnson & Johnson company (“JNJ”), under a license and collaboration agreement initially entered into in 2017. Following Icotyde’s joint discovery by Protagonist and JNJ scientists, pursuant to the license and collaboration agreement, we were primarily responsible for the development of Icotyde through Phase 1, with JNJ assuming responsibility for development in Phase 2 and beyond. In July 2025 and September 2025, respectively, JNJ submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) and an application to the European Medicines Agency seeking the first approval of Icotyde for the treatment of adults and pediatric patients 12 years of age and older with moderate-to-severe plaque psoriasis. Icotyde received FDA approval in March 2026, and JNJ has disclosed that it expects to launch Icotyde in the United States in 2026.
Rusfertide
Rusfertide is a first-in-class investigational injectable mimetic of the natural hormone hepcidin in development for the treatment of the rare blood disorder polycythemia vera (“PV”). We discovered rusfertide, advanced it into Phase 3 development, and in early 2024 entered into a co-development and co-commercialization arrangement with Takeda Pharmaceuticals, Inc. (“Takeda”) under a license and collaboration agreement entered into in January 2024. We remained primarily responsible for clinical development activities through rusfertide’s NDA filing for the treatment of erythrocytosis in patients with PV, which we and Takeda submitted in December 2025. Rusfertide has also received Orphan Drug status, Fast Track designation and, in August 2025, Breakthrough Therapy designation (“BTD”). BTD is a process designed to expedite the development and review of drugs that are intended to treat a serious condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapies. BTD also provides eligibility for priority NDA review, and Orphan Drug status qualifies sponsors for various incentives, including the potential for extended market exclusivity. Takeda has disclosed that it expects to launch rusfertide in the second half of 2026, subject to regulatory approval.

IL-17 Program
PN-881.   We are developing PN-881, a potential best-in-class oral peptide IL-17 antagonist, for the treatment of immune-mediated skin diseases. PN-881 targets three IL-17 dimers (IL-17 AA, AF and FF), and may offer potential treatment options for plaque psoriasis, psoriatic arthritis, hidradenitis suppurativa, and spondyloarthritis.
In October 2025, the first human subject was dosed in our Phase 1 trial of PN-881 (ClinicalTrials.gov identifier NCT07153146) evaluating its safety, tolerability, pharmacokinetics and pharmacodynamics in healthy adults. Results of the PN-881 Phase 1 study are expected to inform the design and dosing in a subsequent dose-ranging psoriasis trial. We expect to complete the Phase 1 study in mid-2026 and initiate a Phase 2 study of PN-881 in psoriasis by the end of 2026.
Obesity Program
PN-477.   In June 2025, we nominated PN-477, a potential best-in-class novel triple GLP-1, GIP and GCG receptor agonist peptide with oral (“PN-477o”) and subcutaneous (“PN-477sc”) routes of administration, as a development candidate for the treatment of obesity. We designed PN-477 to offer an optimal combination of total body weight loss, improved gastrointestinal tolerability and fat to lean mass ratio, with the dosing convenience of a once-daily oral agent and the added optionality of a once-weekly subcutaneous administration. IND-enabling studies of PN-477 are underway and the initiation of Phase 1 clinical studies in PN-477sc and PN-477o are anticipated by mid-2026 and in the second half of 2026, respectively.
PN-458.   In December 2025, we nominated development candidate PN-458, a potential best-in-class novel dual GLP-1 and GIP receptor agonist peptide, as a development candidate for the treatment of obesity, with optionality for both an oral (“PN-458o”) and subcutaneous (“PN-458sc”) formulation. IND-enabling studies for PN-458o and PN-458sc are ongoing.
Oral Hepcidin Program
PN-8047.   In December 2025, we nominated development candidate PN-8047, an orally administered hepcidin functional mimetic small molecule, which we believe may be complementary to the injectable rusfertide for offering the best treatment options for PV. IND-enabling studies for PN-8047 are ongoing.
Other Programs
We also have a number of pre-clinical stage drug discovery programs addressing biologically and commercially validated targets, including an oral IL-4R alpha antagonist for the treatment of atopic dermatitis and moderate-to-severe asthma, and amylinR-based oral and subcutaneous mono- and poly-agonists for the treatment of obesity.
Significant Cash Resources
We ended fiscal 2025 with cash, cash equivalents and marketable securities of approximately $646.0 million, as compared to cash, cash equivalents and marketable securities of approximately $559.2 million as of December 31, 2024. In 2026 and beyond, we are eligible to receive significant milestone, royalty and other payments from our collaborations with JNJ and Takeda. The receipt of future royalties and commercial milestones is contingent upon the relevant products receiving FDA approval and achieving a successful commercial launch.
2025 Compensation Highlights
Our Compensation Committee believes that executive compensation should be directly linked to short-term and long-term performance. A few of the key decisions made by the Compensation Committee in 2025 aligned with such philosophy are as follows:
•
Modest base salary adjustments.   Base salary increases for our NEOs ranged from 4.0% to 7.5%. Salary increases reflected competitive market positioning, as well as individual responsibilities, performance, experience and contributions.

•
Annual bonuses linked to pre-determined performance goals.   Based on the achievement of pre-established corporate performance goals, the annual bonus plan paid out at 160% of target for the portion of the award attributable to corporate performance. As such, our Chief Executive Officer’s (“CEO”) 2025 bonus was paid at 160% of target since his award is based entirely on corporate performance. For other NEOs, the annual bonus payout is based on corporate and individual performance. Payouts for other NEOs were at 160% of target.

•
Annual stock option and restricted stock unit grants aligned with market practice and Company performance.   In 2025, our NEOs received stock option and restricted stock unit grants that aligned with strong Company performance and competitive market data. The Compensation Committee approved a target value mix for the annual equity awards that were made to our NEOs in January 2025 that consisted of 50% stock options and 50% restricted stock units. The January 2025 equity awards also reflected a lengthening of restricted stock unit vesting to four years (from three years) to enhance executive retention.

2025 Target Pay Mix
The target pay mix supports the core principles of our executive officer compensation philosophy of compensating for performance and aligning executive officers’ interests with those of the Company and its stockholders, by emphasizing short- and long-term incentives.
The following charts outline the Compensation Committee’s allocation of annual target total direct compensation payable to the CEO and to the other NEOs. The Compensation Committee allocated compensation among (i) base salary, (ii) short-term annual cash incentive opportunity and (iii) long-term annual equity.
A sizeable majority of target total direct compensation is variable, at-risk pay, consistent with our pay-for-performance philosophy. Specifically, in 2025, 94% of our CEO’s target total direct compensation was at-risk compensation, and 85%, on average, of the target total direct compensation of our other NEOs was at-risk compensation. We consider compensation to be “at risk” if it is subject to performance goals or if its value depends on stock price appreciation.
CEO Target Compensation*	Other NEO Average Target Compensation*

*
Equity awards based upon grant date value.

Say-on-Pay and Stockholder Engagement
As part of its compensation-setting process, the Compensation Committee considers the results of the stockholder advisory vote on our executive compensation from the prior year. At our 2025 Annual Meeting, we received the support of approximately 95% of the votes cast on our say-on-pay proposal to approve the compensation paid to our NEOs for 2024. This was a strong rate of approval, up significantly from the approximately 78% of the votes that were cast in favor of our say-on-pay vote in the prior year. As a result, the Company did not make any changes to the compensation program directly as a result of the stockholder vote.
Each year, the Compensation Committee works closely with its independent compensation consultant to determine the levels of overall compensation and each element of compensation for our Chief Executive Officer and other NEOs. The Compensation Committee’s goal is to create an executive compensation program that is appropriately aligned with our business strategy and helps achieve the desired objectives, including attracting, retaining and rewarding executive officers in order to promote our long-term success.
The Compensation Committee continues to review the Company’s compensation practices in the context of the Company’s growth and performance and will continue to consider the input of our stockholders with respect to such compensation programs and practices. As such, the Board and the Compensation Committee expects to carefully consider the results of this year’s say-on-pay vote in its future compensation decisions.
We value a robust stockholder outreach program. We engage in regular, constructive dialogue with our stockholders on matters relevant to our business, including corporate governance, executive compensation, strategy, and other matters.
Compensation Philosophy and Objectives
Our executive officer compensation program focuses on attracting, retaining and rewarding executive officers in order to promote our long-term success. In setting compensation levels and designing the elements of our program, we seek to establish overall compensation levels that are internally equitable and competitive with the talent market. We regularly review our executive officer compensation program with the goal of motivating our executive team to achieve our strategic goals and aligning them with the interests of our stockholders. In particular, we seek to:
•
Reward the achievement of specified performance goals (pay for performance):   Our Compensation Committee has designed our executive compensation program to be tied to performance goals to motivate our executive officers to achieve key business objectives by tying the value of the compensation they receive to our performance relative to these business objectives.

•
Align our executive officers’ interests with those of our stockholders through long-term incentives:   Our Compensation Committee uses equity for long-term incentive opportunities in order to motivate and reward executive officers to (i) deliver sustained long-term value to stockholders and (ii) achieve multi-year strategic goals. Our Compensation Committee believes using equity creates strong alignment between the interests of our executive officers and those of our stockholders.

•
Attract, retain and motivate superior executive talent with market-competitive compensation:   We seek talented executive officers and managers who have diverse experience, expertise, capabilities and backgrounds to manage our business and carry out our strategy. Our Compensation Committee references the amounts and structures of compensation received by executive officers of the companies in our compensation peer group and in industry surveys in connection with recruiting our executive officers and determining competitive pay levels.

In setting compensation levels and designing the elements of our program, we also seek to establish overall compensation levels that are internally equitable. In addition, we seek to provide balanced incentives that motivate our executives to achieve our short-term and long-term goals without incentivizing executives to take excessive risks.
The Compensation Committee has historically compensated executive officers with three primary compensation components: a base salary, an annual bonus opportunity, and equity-based compensation. The Compensation Committee believes that cash compensation in the form of base salary and an annual bonus opportunity provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the award of stock options and restricted stock units aligns the objectives of management with those of our stockholders with respect to long-term performance and success of the Company.

In setting compensation levels for our executive officers, the Compensation Committee considers a variety of factors, including peer group survey data, tenure, role, responsibilities, performance, and competitive market practices. Compensation paid to our NEOs is delivered primarily through at-risk pay, based on both short-term and long-term incentives.
In addition to our compensation elements, the following compensation program features are designed to align our executive team’s interests with stockholder interests and market best practices.
Best Practice Highlights

Pay for Performance.   The Compensation Committee believes in aligning pay with performance. As such, the significant majority of our executive compensation is variable and at-risk, with a substantial portion that is based on stockholder value creation.

Use of Independent Compensation Consultant. The Compensation Committee receives objective advice from its independent compensation consultant.
Clawback Policy. The Board has adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers.

Peer Group Analysis.   The Company reviews total direct compensation (base salary, annual cash incentive and long-term incentive payments) and the mix of the compensation components for the NEOs relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers.

No Automatic Single Trigger Equity Acceleration. Acceleration of equity vesting on a change in control is subject to a “double trigger” arrangement.
No Hedging. The Company has adopted a policy prohibiting hedging of Company stock.
No Perquisites. Our NEOs do not receive any perquisites.

No Guaranteed Compensation.   We do not have agreements with our NEOs that provide any guarantees relating to base salary increases or the amounts of any annual cash incentive awards or long-term equity awards.

No Excise Tax Gross-Ups. Our NEOs are not entitled to any excise tax gross-up.
Process for Setting Compensation
Role of the Board and Compensation Committee
Our Board and Compensation Committee review compensation practices and the philosophy annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, our Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives and individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders and our desire to incentivize a long-term commitment to our Company. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.
Our Compensation Committee is responsible for approving all executive compensation matters. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. Our Compensation Committee gives considerable weight to the CEO’s evaluations of our other executive officers because of his direct knowledge of these individuals’ performance and contributions. In the case of the CEO, our Compensation Committee evaluates his performance and determines any adjustments to his base salary or annual bonus, as well as equity awards to be granted. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then determines the compensation for each executive officer.

Role of our Chief Executive Officer and Management
As described above, our Chief Executive Officer provides the Compensation Committee with input and recommendations related to the compensation of our other executive officers. The CEO does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee or the Board of Directors regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
Role of the Compensation Consultant
In 2025, the Compensation Committee retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its external compensation consultant, and the Compensation Committee considered Aon’s input on certain compensation matters as it deemed appropriate. The Compensation Committee has worked with Aon to develop a peer group, to provide a competitive market analysis of the base salary, annual performance-based cash incentive awards and long-term incentive compensation of our executive officers compared against the peer group, and to review other market practices and trends.
Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of Aon and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) and has concluded that Aon is independent and its work for the Compensation Committee has not raised any conflicts of interest.
While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
Use of a Peer Group
The Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation, as pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.
While market data is one element considered by the Compensation Committee when making executive compensation decisions, the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its executive compensation decisions. Final executive compensation decisions reflect a variety of factors, including each executive’s experience, performance rating, the relative importance of the executive’s role within the organization, as well as where each executive’s pay level falls relative to the market data.
With Aon’s assistance and input, the Compensation Committee annually adopts a peer group of companies that it uses as a reference group to provide a broad perspective on competitive pay levels and practices. The Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies within an appropriate defined range in terms of key attributes.
For 2025, our Compensation Committee, using information provided by Aon, established a peer group of publicly traded companies in the biotechnology industry based on the following criteria:
•
Development stage companies with later stage assets (e.g., Phase 3);

•
Companies with market capitalizations of $1.4 billion to $8.8 billion based on the Company’s market capitalization at that time ($2.8 billion, and consideration of a then upcoming clinical data readout);

•
Companies with headcounts of less than 400 employees based on the Company’s headcount at that time (135 employees); and

•
Companies located in the San Francisco and other key biotechnology hub markets to align with the Company’s location and market for talent.

Based on the criteria identified above, the 2025 peer group used to assess compensation practices was comprised of the following 19 companies, with new additions italicized:
Agios Pharmaceuticals, Inc.	IDEAYA Biosciences, Inc.
Akero Therapeutics, Inc.	Immunovant, Inc.
Arcellx, Inc.	Keros Therapeutics, Inc.
Biohaven, Ltd.	Kura Oncology, Inc.
Celldex Therapeutics, Inc.	Nurix Therapeutics, Inc.
Crinetics Pharmaceuticals, Inc.	Rhythm Pharmaceuticals, Inc.
Cytokinetics, Inc.	Structure Therapeutics, Inc.
Denali Therapeutics, Inc.	Syndax Pharmaceuticals, Inc.
Disc Medicine, Inc.	Viking Therapeutics, Inc.
Geron Corporation
Relative to the prior year’s peer group, CymaBay and Morphic were acquired and bluebird, Cogent, HilleVax, Inhibrx, RAPT, Replimune, Ventyx, Viridian and Xencor had market capitalizations that were positioned below the recommended range. As such, these companies were excluded from the peer group in 2025.
We generally target the 50th percentile of our peer group for target cash compensation and the 25th to 75th percentiles for equity awards, based on independent third-party benchmark analytics, which inform the mix of compensation of base salary, bonus and long-term incentives. We also consider individual factors such as performance, contributions, and tenure in determining individual pay actions that may warrant compensation either below or above the targeted benchmarks for individual executive officers.
Key Elements of Compensation
Base Salary
Each NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Compensation Committee taking into account each individual’s role, responsibilities, skills and experience. Base salaries for our NEOs are reviewed annually by our Compensation Committee, typically in connection with our annual performance review process, and adjusted from time to time, to realign salaries with market levels after taking into account individual responsibilities, performance and experiences. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
For 2025, base salary increases for the NEOs ranged from 4.0% to 7.5% after consideration of the foregoing factors. The 2025 base salaries of our NEOs are set forth in the table below:
Name	2025 Base Salary	2024 Base Salary	Year-Over-Year Percentage Change
Dinesh V. Patel	$715,500	$681,410	5.0%
Asif Ali	$500,000	$465,000	7.5%
Arturo Molina	$572,000	$550,000	4.0%
Annual Performance-Based Cash Bonus
Our Compensation Committee established an annual cash bonus program for our NEOs based on Company performance as compared to the goals and objectives established by the Compensation Committee at the beginning of the year. The structure of the annual incentive program incentivizes the NEOs to achieve research, clinical, operational, and organizational results that the Compensation Committee views as critical to the execution of our business strategy.
All executive officers are assigned annual bonus targets, expressed as a percent of base salary, based on each executive officer’s accountability, scope of responsibilities, and potential impact on performance, as well as peer group competitive data for similarly situated positions. The table below sets forth the target bonus for each NEO, which are the same as the target bonus opportunities in 2024, except with respect to Dr. Patel, whose target bonus opportunity increased from 55% of base salary to 60% of base salary after taking into account the factors described above.
Name	2025 Target Bonus (% of Base Salary)
Dinesh V. Patel	60%
Asif Ali	40%
Arturo Molina	40%
Payments under the annual bonus plan in 2025 were entirely based on corporate goals for our CEO, and, for the other NEOs, based 75% on corporate goals and 25% on individual goals.
The 2025 corporate performance goals were comprised of the performance goals and corresponding weightings shown in the table below. In establishing these goals, the Compensation Committee selected performance goals that it considered aggressive, meaning that they are goals that were considered achievable, but only with a high degree of diligence and success in execution. If we did not achieve a performance goal, there would be no payout relative to that element of the weighting. If we achieve the performance goal in full, we would achieve a weighted payout at target. If the core goals and all stretch goals were achieved, the maximum payout of 160% of target would be earned.
In December 2025, the Compensation Committee met to consider how the Company had performed against corporate performance goals. While the Compensation Committee considered management’s views regarding their 2025 achievements, the Compensation Committee made an independent determination regarding the corporate performance, as reflected in the “Performance Assessment” column of the table below.
Performance Goal and Weighting	Additional Detail on Goal	Performance Assessment
Research and Development — Rusfertide (35% of Target)	• Clinical: Unblind Phase 3 PV Verify Study Q1 25 and meet 32-week primary efficacy point • Regulatory: Submit NDA Q4 25	Fully achieved all goals Weighted payout earned: 55% of target
Research and Development — PN-881 (20% of Target)	• Clinical: Complete all filings for and initiate Phase 1 clinical trial • CMC/Tox: Successfully complete manufacturing and IND-enabling toxicity study for initiation of Phase 1 clinical trial
Research and Development — Discovery & Preclinical (20% of Target)	• Nominate an oral obesity agonist development candidate	Out-performed the goal Weighted payout earned: 25% of target (5% over target)
Business Development & Finance (25% of Target)	• criteria BD Alliance: Takeda life cycle management; development of opt-in/out decision-making	Fully achieved all goals Weighted payout earned: 25% of target

Performance Goal and Weighting	Additional Detail on Goal	Performance Assessment

•
BD External Innovation: Execute further discovery enhancing technology, acquire an asset/program or enter into collaboration that is a strategic fit

•
Finance: Develop strategic plan(s) to maximize stockholder value and maintain cash runway through end of 2028

Stretch Goals (50% of Target)
•
Rusfertide: Phase 3 PV VERIFY 32-week efficacy endpoint in the European Union

•
Discovery: Nominate a second development candidate

•
Discovery: Nominate a third development candidate

•
JNJ: Positive Phase 2 UC outcome and initiation of new trials

Fully achieved all goals Weighted payout earned: 50% of target
Other (5% of Target)	• Successful out-licensing of product candidate	Fully achieved goal Weighted payout earned: 5% of target
	Total Corporate Achievement:	160% of target
In determining the payouts for the annual bonus, the Compensation Committee also evaluated the individual performance of our NEOs other than our CEO, whose annual bonus is entirely based on the above-listed corporate goals. The Compensation Committee views the inclusion of individual performance as an important component of the annual cash bonus plan because it motivates the NEOs for individual performance, even if overall corporate performance is lower.
With respect to individual goals, the Company established the following goals for each of the NEOs other than the CEO:
•
Asif Ali:   Mr. Ali’s individual goals related primarily to oversight and achievement of the finance objective above, and his contributions to the business development objectives.

•
Arturo Molina:   Dr. Molina’s individual goals related primarily to oversight and achievement of the clinical and regulatory objectives above, and his contributions to the external innovation objectives.

In assessing the individual performance of our NEOs, the Compensation Committee, with the input of our CEO for the other NEOs, considered each such officer’s individual contributions to the achievement of our 2025 goals, and the officer’s individual performance in helping to execute on our strategic initiatives. The Compensation Committee determined that based on performance, the individual performance score for each of Mr. Ali and Dr. Molina was 160% of target.

Based on performance, as described above, the Compensation Committee approved the following bonuses for performance in 2025, and these amounts are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table:
Name	2025 Bonus Earned	Bonus Achieved (as % of Target Bonus)
Dinesh V. Patel	$686,880	160%
Asif Ali	$320,000	160%
Arturo Molina	$366,080	160%
Long-Term Incentive Compensation
Our equity grant program is intended to recognize the contributions of our NEOs to the achievement of corporate objectives, to align their interests with those of our stockholders by creating value tied to the performance of our stock price, and for retention purposes. In determining the form and value of an annual grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and our overall performance relative to corporate objectives. The Compensation Committee also may grant equity awards to new executive officer hires or special awards upon promotion or for retention. We generally grant annual equity awards in the first quarter of each year.
We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.
In 2025, we used stock options and time-vesting restricted stock units as vehicles for long-term incentive compensation for our executive officers. We use stock options because they allow our executive officers to realize value only if our stock price increases, and restricted stock units are complementary because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company. Both forms of equity align the interests of our executive officers with the interests of our stockholders.
In January 2025, the Compensation Committee granted our NEOs annual stock option and restricted stock unit grants that reflect the factors noted above. The following table summarizes 2025 equity grants, with the values reflecting the grant date fair value of the awards:
Name	Stock Options ($)	Stock Options (#)	Restricted Stock Units ($)	Restricted Stock Units (#)
Dinesh V. Patel	$5,618,010	181,472	$5,839,204	149,800
Asif Ali	$1,192,502	38,520	$1,238,745	31,779
Arturo Molina	$1,543,628	49,862	$1,601,610	41,088
The exercise price of all annual stock option awards to NEOs is equal to the closing price of our stock on the date of the grant, and all stock options granted in 2025 have a ten-year term. The stock option grants vest over a four-year period in equal monthly installments following the grant date. Effective in 2025, annual restricted stock unit grants vest over a four-year period in four equal annual installments, beginning in the year after the grant, which represented a change from prior years, when restricted stock unit grants vested over three years. The Compensation Committee determined it was appropriate to make this change to enhance retention and align more closely with peer group practices. In each case, vesting is generally subject to continued service through each vesting date.

Other Elements of Compensation
Employee Benefits
All of our full-time employees, including our NEOs, are eligible to participate in medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance for all of our employees, including our NEOs. We also provide all employees, including NEOs, with a flexible spending account plan, an employee stock purchase plan and paid time off benefits, including vacation, sick time and holidays.
We maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. The Company may make contributions to this plan at its discretion. For the year ended December 31, 2025, the Company matched 50% of each employee’s contribution up to a maximum of $5,000.
We believe the above-described benefits are important to attracting and retaining experienced employees, including our executives.
We do not sponsor any qualified or non-qualified defined benefit plans, nor any non-qualified deferred compensation plans for any of our employees or executives.
Perquisites
We do not provide material perquisites to our executive officers.
Employment and Severance Agreements
Each of the Company’s NEOs is covered by an employment or offer letter agreement providing for a minimum annual level of salary, target incentives, eligibility for long-term incentives, and benefit eligibility. Each of the Company’s NEOs is also party to an Employee Severance Agreement that provides for a severance benefit in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements. It is the Compensation Committee’s belief that the employment and severance agreements are necessary from a competitive perspective and contribute to the stability of the management team.
The “Potential Payments Upon Termination or Change in Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail. The Severance Agreements provide for a combination of a cash severance payment, continued health benefits (or an equivalent cash payment) and, in the case of a change in control termination only, acceleration of vesting (and exercisability, if relevant) of outstanding equity awards held as of the date of termination. Acceleration of vesting is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change in control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the NEO. Payments and benefits under the agreements are subject to the execution of an effective release.
We do not provide any excise tax gross ups in connection with severance paid upon termination without cause or relating to a change in control transaction. All change in control cash payments are structured to be on a “double-trigger” basis, requiring an involuntary termination in connection with the change in control transaction.
Other Policies
Clawback Policy
We have adopted a Compensation Recoupment (Clawback) Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including each of the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Insider Trading Policies and Prohibitions on Hedging and Pledging
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities or securities of related companies by the Company’s directors, officers, employees, consultants and contractors, and by the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Our insider trading policy prohibits our directors, officers, employees, consultants and contractors from engaging in the trading of derivative securities, short sales, transactions in put or call options, hedging transactions, holding equity securities in margin accounts, pledging securities as collateral for a loan or other inherently speculative transactions relating to our equity securities.
Practices on Timing of Equity Awards
We do not have any program, plan or obligation that requires us to grant equity awards on specified dates. We also do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information and typically our annual grants occur during an open trading window in the first quarter of the year. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives. In 2025, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity-based awards, including stock options, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, the Compensation Committee did grant annual stock option awards to our NEOs within the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K and ending one business day after the filing or furnishing of such report. Specifically, on January 6, 2025, the Company filed a Form 8-K disclosing that Dr. Suneel Gupta transitioned from his role as Chief Development Officer to Executive Vice President, Clinical Development. While the Company does not believe that the information disclosed on such Form 8-K was material nonpublic information, the Company is nevertheless providing the following information in accordance with SEC rules:
Name	Grant Date	Number of Securities Underlying Award	Exercise Price(1)	Grant Date Fair Value
Percentage Change in the Closing Market
Price of the Securities Underlying the Award
Between the Trading Day Ending Immediately
Prior to the Disclosure of Material Nonpublic
Information and the Trading Day Beginning
Immediately Following the Disclosure of
Material Nonpublic Information(2)

Dinesh V. Patel	1/2/2025	181,472	$38.98	$5,618,010	(2.8)%
Asif Ali	1/2/2025	38,520	$38.98	$1,192,502	(2.8)%
Arturo Molina	1/2/2025	49,862	$38.98	$1,543,628	(2.8)%

(1)
The exercise price of the reported stock option grants was higher than the closing price of the Company’s common stock on January 6, 2025 ($38.09).

(2)
This compares to a percentage change in the SPDR S&P Biotech ETF (NYSEARCA: XBI) over the same period of 0.5%.

Tax Deductibility of Compensation
As one of the factors in the review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company. Under Section 162(m) of the Internal Revenue Code, a limitation exists on the deductibility of compensation paid to certain “covered employees,” including all of our NEOs, in excess of $1 million per year and thus, we are unable to deduct compensation payable to our NEOs in excess of such limit. While the Compensation Committee considers the impact of this tax treatment, the primary factors influencing program design are the support of our business objectives and the Compensation Committee’s commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance. Accordingly, the Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible in order to achieve a strategic result that the Compensation Committee determines to be more appropriate.
Accounting Policies for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”), for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and restricted stock unit awards under our equity incentive award plans are accounted for under ASC 718. Our Board or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.
Compensation Risk Management
During fiscal year 2025, the Company conducted its annual review of executive and non-executive compensation programs, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As part of this inventory, several factors were noted that reduce the likelihood of excessive risk taking. These factors include: (1) balancing performance focus between near-term objectives and longer-term strategic initiatives; (2) issuing annual equity awards that vest over multi-year time horizons; and (3) maintaining a clawback policy applicable to our executive officers. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for NEOs. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.
Report of the Compensation Committee of the Board
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by the Compensation Committee of the Board:
Harold E. Selick, Ph.D. (Chairperson)
William D. Waddill
Lewis T. Williams, M.D., Ph.D.

2025 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for 2025, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Dinesh V. Patel, Ph.D. President and Chief Executive Officer	2025	715,500	—	5,839,204	5,618,010	686,880	11,912	12,871,506
	2024	681,410	112,432	1,987,773	6,119,129	562,163	10,912	9,473,819
	2023	655,200	—	—	6,041,100	360,360	10,912	7,067,572
Asif Ali EVP, Chief Financial Officer	2025	500,000	—	1,238,745	1,192,502	320,000	6,242	3,257,489
	2024	465,000	55,800	491,820	1,514,011	279,000	5,242	2,810,873
	2023	447,000	—	129,306	641,867	178,800	5,242	1,402,215
Arturo Molina, M.D., M.S., F.A.C.P. Chief Medical Officer	2025	572,000	—	1,601,610	1,543,628	366,080	11,912	4,095,230
	2024	550,000	66,000	614,775	1,892,514	330,000	10,912	3,464,201

(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of restricted stock units (“RSUs”) and stock options, as applicable, granted during the fiscal year and computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation. The valuation methodology of these awards is described in the notes to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the RSUs and stock options, the exercise of the stock options, or the sale of the common stock underlying such awards. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, the NEOs will only realize compensation to the extent the trading price of the common stock is greater than the exercise price of such stock options.

(2)
The amounts for 2025 include $6,858 in group term life insurance for Drs. Patel and Molina and $1,242 in group term life insurance for Mr. Ali, and $5,000 in 401(k) plan matching contributions paid by the Company for each of the NEOs. The amounts for 2025 for Drs. Patel and Molina also include premiums paid for elective LifeLock identity protection services pursuant to Company-wide policy.

2025 Grants of Plan-Based Awards Table
The following table sets forth the grants of plan-based awards made to our NEOs during 2025.
		Estimated Future Payments Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dinesh V. Patel, Ph.D.	01/02/2025	—	—	—	—	181,472	38.98	5,618,010
	01/02/2025	—	—	—	149,800	—	—	5,839,204
		—	429,300	686,880	—	—	—	—
Asif Ali	01/02/2025	—	—	—	—	38,520	38.98	1,192,502
	01/02/2025	—	—	—	31,779	—	—	1,238,745
			200,000	320,000	—	—	—	—
Arturo Molina, M.D., M.S., F.A.C.P.	01/02/2025	—	—	—	—	49,862	38.98	1,543,628
	01/02/2025	—	—	—	41,088	—	—	1,601,610
		—	228,800	366,080	—	—	—	—

Outstanding Equity Awards at 2025 Fiscal Year End Table
The following table sets forth information regarding outstanding equity awards at the end of 2025 for each of our NEOs.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dinesh V. Patel, Ph.D.	04/29/2016	30,000	—	4.21	04/25/2016	04/28/2026	—	—
	10/11/2016	318,273	—	21.58	08/10/2016	10/10/2026	—	—
	02/28/2018	150,000	—	16.95	02/28/2018	02/27/2028	—	—
	08/15/2018	54,700	—	8.58	08/05/2018	08/14/2028	—	—
	02/28/2019	172,500	—	8.02	02/28/2019	02/27/2029	—	—
	02/28/2020	235,000	—	7.80	02/28/2020	02/27/2030	—	—
	02/26/2021	225,000	—	23.57	02/26/2021	02/25/2031	—	—
	02/15/2022(1)	179,687	7,813	28.73	02/15/2022	02/14/2032	—	—
	01/16/2023(1)	437,500	162,500	12.17	01/16/2023	01/15/2033	—	—
	01/02/2024(1)(2)	151,057	164,193	23.42	01/02/2024	01/01/2034	56,584	4,942,047
	01/02/2025(1)(3)	41,587	139,885	38.98	01/02/2025	01/01/2035	149,800	13,083,532
Asif Ali	04/18/2022(3)(4)	59,925	6,875	19.19	04/18/2022	04/17/2032	3,438	300,275
	01/16/2023(1)(2)	13,281	17,266	12.17	01/16/2023	01/15/2033	3,542	309,358
	01/02/2024(1)(2)	37,375	40,625	23.42	01/02/2024	01/01/2034	14,001	1,222,847
	01/02/2025(1)(3)	8,827	29,693	38.98	01/02/2025	01/01/2035	31,779	2,775,578
Arturo Molina, M.D., M.S., F.A.C.P.	11/15/2022(3)(4)	46,752	29,219	8.04	11/15/2022	11/14/2032	5,313	464,037
	01/16/2023(1)(2)	13,671	5,079	12.17	01/16/2023	01/15/2033	1,042	91,008
	01/02/2024(1)(2)	18,281	50,782	23.42	01/02/2024	01/01/2034	17,501	1,528,537
	01/02/2025(1)(3)	9,349	38,436	38.98	01/02/2025	01/01/2035	41,088	3,588,626

(1)
The shares subject to the option vest as to 1/48 of the shares in equal monthly installments following the vesting commencement date, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” below.

(2)
1/3 of the stock award shares vests in equal yearly installments over three years subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” below.

(3)
25% of the stock award shares vest in equal yearly installments over four years subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” below.

(4)
25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the remainder vests in 36 equal monthly installments thereafter, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” below.

Option Exercises and Stock Vested Table
The following table sets forth information regarding the option awards exercised and stock awards vested for our NEOs during fiscal 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dinesh V. Patel, Ph.D.	24,000	821,760	63,708	2,847,102
Asif Ali	24,903	1,091,424	13,979	557,386
Arturo Molina, M.D., M.S., F.A.C.P.	50,514	1,918,342	15,104	821,854

(1)
Value realized does not represent proceeds from any sale of any common stock acquired upon exercise or vesting, but is determined by, in the case of stock options, multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and the closing price of our common stock on each exercise date and, in the case of stock awards, multiplying the number of shares that vested by the closing price of our common stock on each such vesting date.

Potential Payments Upon Termination or Change of Control
The table below reflects the amount of compensation that would become payable to each of the NEOs under existing plans and arrangements if that NEO’s employment had terminated on December 31, 2025 (pursuant to the executive’s severance agreement then in effect) and/or a change of control had occurred on such date, given the NEO’s compensation levels as of such date and, if applicable, based on the Company’s closing stock price on that date of $87.34. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such NEO’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below.
The Company is party to an Employee Severance Agreement with each of its NEOs and certain of its other executives. If the Company terminates the employee’s employment without “cause” or the employee terminates employment for “good reason” (each as defined in the agreement), the employee will receive: (a) salary continuation for 12 months, for the Chief Executive Officer, or nine months, for the other NEOs (18 months and 12 months, respectively, in the case of a change in control termination) (such period, as applicable, the salary continuation period); (b) COBRA continuation for the salary continuation period (or an equivalent cash payment if required by law); (c) in the case of a change in control termination only, a monthly payment equal to one twelfth of the target bonus for the salary continuation period; and (d) in the case of a change in control termination only, acceleration of the vesting (and exercisability, if relevant) of equity awards held as of the date of termination. A “change in control termination” is a termination by the Company without “cause” or the employee for “good reason” that occurs within twelve months following the date of a “change in control,” as defined in the agreement. Payments and benefits under the agreement are subject to the execution of an effective release.

Potential Payments Upon Termination or Change of Control Table
Name		Voluntary Termination ($)	Involuntary Termination (Without Cause or for Good Reason) not in Connection with a Change in Control ($)	Involuntary Termination in Connection with a Change in Control ($)	Change in Control ($)
Dinesh V. Patel, Ph.D.
	Base Salary	—	715,500	1,073,250	—
	Healthcare	—	42,066	63,099	—
	Bonus	—	—	643,950	—
	Option Awards	—	—	29,933,100	—
	Stock Awards	—	—	18,025,579	—
	Total	—	757,566	49,738,978	—
Asif Ali
	Base Salary	—	375,000	500,000	—
	Healthcare	—	31,550	42,066	—
	Bonus	—	—	200,000	—
	Option Awards	—	—	5,799,120	—
	Stock Awards	—	—	4,608,058	—
	Total	—	406,550	11,149,244	—
Arturo Molina, M.D., M.S., F.A.C.P.
	Base Salary	—	429,000	572,000	—
	Healthcare	—	44,815	59,753	—
	Bonus	—	—	228,800	—
	Option Awards	—	—	7,803,605	—
	Stock Awards	—	—	5,672,209	—
	Total	—	473,815	14,336,367	—
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all of our employees (excluding our CEO, Dr. Patel), the annual total compensation of Dr. Patel, and the ratio of these two amounts.
Our median employee was identified using the entire population of our employees located in the United States as of December 31, 2025, based on a consistently applied compensation measure, or CACM, that reasonably reflects the annual compensation of our employees. The CACM selected by us for our disclosure was gross compensation as reported on each employee’s Form W-2 for calendar year 2025. As of December 31, 2025, we had 124 total employees, including 122 employees located in the United States and 2 employees located in Australia, which we excluded in accordance with SEC rules.
Based on the CACM methodology described above, we identified the median employee and calculated the fiscal 2025 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the Summary Compensation Table. The median of the annual total compensation of all our employees was $428,422. Dr. Patel’s fiscal 2025 annual total compensation as disclosed in the 2025 Summary Compensation Table was $12,871,506. As a result, our CEO to median employee pay ratio for fiscal 2025 is 30:1.

This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our Compensation Committee for compensation-related decisions.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.
			Average Summary Compensation Table Total for Non-PEO NEOs(3)		Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)		Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return (“TSR”)(5)	Peer Group TSR(6)	Net Income (Loss)(7)	Company- Selected Measure(8)
2025	$12,871,506	$46,067,357	$3,676,360	$11,656,772	$433.23	$124.75	$(130,148,985)	N/A
2024	$9,473,819	$17,934,338	$3,003,533	$5,176,453	$191.47	$93.49	$275,188,347	N/A
2023	$7,067,572	$15,327,386	$1,809,202	$4,027,890	$113.74	$94.03	$(78,955,225)	N/A
2022	$5,993,238	$(5,174,369)	$2,466,805	$(1,687,548)	$54.12	$89.90	$(127,393,315)	N/A
2021	$5,544,733	$12,111,993	$2,222,969	$4,761,991	$169.64	$100.02	$(125,550,748)	N/A

(1)
The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below for the most recent fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2025
Summary Compensation Table Total	$12,871,506
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(11,457,214)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	20,697,430
Plus, fair value as of vesting date of equity awards granted and vested in the year	1,579,856
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	17,571,587
Plus (less), change in fair value from prior fiscal year end to vesting date of equity awards granted in prior years that vested in the year	4,804,192
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to PEO	$46,067,357

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are Dr. Molina and Mr. Ali for 2025, Drs. Gupta and Molina and Mr. Ali for 2024, Dr. Gupta and Mr. Ali for 2023, and Dr. Gupta and Dr. David Y. Liu, Ph.D., for 2022 and 2021.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group

(excluding our CEO) during the applicable year. In accordance with the SEC rules, these amounts reflect “Total” as set forth in the Summary Compensation Table for each year, adjusted as shown below for the most recent fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
Average Compensation Actually Paid to Non-PEO NEOs	2025
Average Summary Compensation Table	$3,676,360
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(2,788,243)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	5,036,223
Plus, average fair value as of vesting date of equity awards granted and vested in the year	384,694
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	4,353,166
Plus (less), average change in fair value from prior fiscal year end to vesting date of equity awards granted in prior years that vested in the year	994,572
Less, prior year-end fair value for any equity awards forfeited in the year	—
Average Compensation Actually Paid to Non-PEO NEOs	$11,656,772

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(6)
The peer group used for this purpose is the Nasdaq Biotechnology Index.

(7)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(8)
The Company does not use any financial performance measures to link executive compensation actually paid to Company performance. Consequently, no “Company Selected Measure” is included in the table above.

Analysis of the Information Presented in the Pay versus Performance Table
Our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

Compensation Actually Paid vs. Cumulative TSR
$47,000,000
$42,000,000
$37,000,000
$32,000,000
$27,000,000
$22,000,000
$17,000,000
$12,000,000
$7,000,000
$2,000,000
($3,000,000)
($8,000,000)
Compensation Actually Paid
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Cumulative TSR (value of initial $100 investment)
$169.64
$100.02
$89.90
$54.12
$113.74
$94.03
$191.47
$93.49
$433.23
$124.75
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
TSR
Peer Group TSR

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid vs. Net Income
$47,000,000
$42,000,000
$37,000,000
$32,000,000
$27,000,000
$22,000,000
$17,000,000
$12,000,000
$7,000,000
$2,000,000
($3,000,000)
($8,000,000)
Compensation Actually Paid
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
($25)
($50)
($75)
($100)
($125)
($150)
($175)
Net Income (millions)
($125.6)
($127.4)
($79.0)
$275.2
($130.1)
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Net Income

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The Company did not use any financial performance measures to link executive compensation actually paid to our performance in 2025. However, the most important performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
clinical development goals related to our rusfertide IL-17 clinical programs;

•
research and development goals related to our obesity and oral hepcidin discovery programs; and

•
business development goals related to alliances and external innovation, and the finance goal related to maximizing stockholder value and maintaining our cash runway.

DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2025 certain information with respect to the compensation of non-employee directors of the Company during the fiscal year:
NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2025
Name	Fee Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Bryan Giraudo	32,016	199,967	199,833	—	431,816
Sarah A. O’Dowd	36,717	199,967	199,833	—	436,517
Harold E. Selick, Ph.D.	28,266	199,967	199,833	—	428,066
William D. Waddill	32,016	199,967	199,833	—	431,816
Lewis T. Williams, M.D., Ph.D.	32,016	199,967	199,833	—	431,816

(1)
For fiscal year 2024, a number of stock options for non-employee directors with a targeted value at the time of measurement of somewhat less than $400,000 were approved prior to the grant date. Due to a change in the Company’s stock price between the measurement date and the grant date, the grant-date fair value of the awards was $471,734 on a per-director basis. To adjust for this, and in light of the annual aggregate director compensation limits in the Company’s 2016 Equity Incentive Plan, the Board implemented a corresponding one-time reduction in 2025 to the non-employee director cash compensation. The reduction for each non-employee director’s 2025 cash compensation is equal to the amount by which the director’s 2024 total compensation exceeded $500,000.

(2)
The amounts in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value of restricted stock units and stock options granted during the calendar year, in each case computed in accordance with the provisions of ASC 718, Compensation — Stock Compensation. The valuation assumptions used in determining such amounts are described in the notes to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the restricted stock units or stock options, the exercise of the stock options, or the sale of the common stock underlying such awards.

(3)
The aggregate number of restricted stock unit and stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2025 is shown in the table below. Our non-employee directors did not hold any other outstanding stock awards as of such date.

Name	Aggregate Number of RSUs Outstanding as of December 31, 2025	Aggregate Number of Option Awards Outstanding as of December 31, 2025
Bryan Giraudo	5,130	163,284
Sarah A. O’Dowd	5,130	130,284
Harold E. Selick, Ph.D.	5,130	189,583
William D. Waddill	5,130	127,284
Lewis T. Williams, M.D., Ph.D.	5,130	163,284
In September 2016, the Board adopted a non-employee director compensation policy. The Compensation Committee made certain changes to the non-employee director compensation policy effective as of January 1, 2020, May 16, 2022, January 1, 2023 (to increase the number of options granted as part of the annual equity award from 20,000 to 30,000), October 26, 2023 (to increase the number of options granted as part of the initial equity award from 30,000 to 45,000) January 1, 2024 (to reduce the number of options granted as part of the annual equity award from 30,000 to 25,700), and January 1, 2025 (to increase the annual Board service retainer for non-employee directors other than the non-executive chairperson from $40,000 to $45,000 and adjust the annual equity award program to provide for awards with a target value equal to $400,000, 50% of which is in the form of stock options and 50% of which is in the form of restricted stock units). Pursuant to this policy, the Company compensates its non-employee directors with a combination of cash and equity. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in advance during the last month of each quarter in which service occurred, prorated for any months of partial service.
•
Annual Board Service Retainer:

•
Non-employee directors other than the non-executive chairperson: $45,000

•
Non-executive chairperson: $75,000

•
Annual Committee Service Retainer (Chairperson):

•
Chairperson of the Audit Committee: $20,000

•
Chairperson of the Compensation Committee: $15,000

•
Chairperson of the Nominating and Corporate Governance Committee: $10,000

•
Chairperson of the Research Committee: $10,000

•
Annual Committee Service Retainer (Non-Chairperson):

•
Audit Committee: $10,000

•
Compensation Committee: $7,500

•
Nominating and Corporate Governance Committee: $5,000

•
Research Committee: $5,000

The Company’s non-employee director compensation policy also provides for equity compensation to each non-employee director as follows:
•
Initial Grant:   At the time he or she joins the Board, each new non-employee director will receive an initial stock option grant to purchase 45,000 shares of common stock. The awards shall vest in equal monthly installments over three years.

•
Annual Grant:   Each non-employee director will also be granted an award of restricted stock units and stock options, each with a target grant date fair value of $200,000. The restricted stock units shall vest 100% on the first anniversary of the date of grant and the stock option awards shall vest in equal monthly installments over twelve months.

All options granted to the Company’s non-employee directors under the policy will vest in full upon the completion of a change in control.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.
Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securities holders:
2007 Stock Option and Incentive Plan	45,747(3)	$4.27	—
2016 Equity Incentive Plan	8,485,833(4)	$22.19	1,834,762(5)
2016 Employee Stock Purchase Plan	—	—	1,961,944(6)
Equity compensation plans not approved by securities holders:
2018 Inducement Plan(7)	426,513(8)	$20.46	637,347
Total:	8,958,093	$21.99	4,434,053

(1)
The equity compensation plans are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)
The weighted-average exercise price of outstanding stock options granted under equity compensation plans approved by securities holders was $22.08. The weighted-average exercise price of outstanding options granted under all equity compensation plans was $21.99. RSUs and PSUs do not have an exercise price and therefore have not been included in the calculations.

(3)
As of December 31, 2025, there were 45,747 shares of common stock subject to outstanding stock options under the 2007 Stock Option and Incentive Plan.

(4)
As of December 31, 2025, there were 7,213,675 shares of common stock subject to outstanding stock options and 1,272,158 shares to be issued pursuant to the vesting of unvested RSUs under the 2016 Plan.

(5)
The reserve for shares available under the 2016 Plan automatically increased on January 1st each year, with a final increase on January 1, 2026, by an amount equal to 4 percent of the total number of outstanding shares of our capital stock on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Board. Shares subject to stock awards granted under our 2016 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2016 Plan. Additionally, shares issued pursuant to stock awards under our 2016 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2016 Plan.

(6)
The reserve for shares available under the 2016 ESPP automatically increased on January 1st each year, with a final increase in January 1, 2026, by the lesser of: (i) one percent of the total number of outstanding shares of our capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board. As of December 31, 2025, an aggregate of 1,961,944 shares remained available for future issuance under the 2016 ESPP, including 20,617 shares subject to purchase during the purchase period in effect on December 31, 2025.

(7)
In February 2020, the Board approved the Amended and Restated 2018 Inducement Plan, a non-stockholder approved stock plan, under which it reserved and authorized up to 1,250,000 shares of the Company’s common stock in order to award options and RSUs to persons that were not previously employees or directors of the Company, or following a bona fide period of non- employment, as an inducement material to such persons entering into employment with the Company, within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Board approved a further amendment and restatement in February 2022 to reserve and authorize an additional 500,000 shares of the Company’s common stock thereunder (as amended and restated in February 2022, the “2018 Inducement Plan”). The 2018 Inducement Plan is administered by the Board or the Compensation Committee of the Board, which determines the types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. Awards granted under the 2018 Inducement Plan expire no later than ten years from the date of grant.
(8)
As of December 31, 2025, there were 409,818 shares of common stock subject to outstanding stock options and 16,695 shares to be issued pursuant to the vesting of unvested RSUs under the 2018 Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification by the Audit Committee of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances, including but not limited to: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and (2) the extent of the related person’s interest in the transaction.
CERTAIN RELATED-PERSON TRANSACTIONS
Since January 1, 2025, there have been no transactions in which the Company participated, in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or beneficial owners of more than 5% of the Company’s common stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Protagonist stockholders will be “householding” the Company’s proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Protagonist, and we will promptly deliver a separate Notice to you. Direct your written request to Protagonist Therapeutics, Inc., c/o Matthew Gosling, Executive Vice President, Chief Legal and Business Officer, at 7707 Gateway Blvd., Suite 140, Newark, California 94560 or contact Matthew Gosling at (510) 474-0170. Stockholders who currently receive multiple copies of Notices at their addresses and would like to request “householding” of their communications should contact their brokers.
We will provide a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, without charge, upon the written or oral request of a stockholder. Please send a written request to: Corporate Secretary, Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560 or call (510) 474-0170.

APPENDIX A
Protagonist Therapeutics, Inc.
2026 Equity Incentive Plan
Adopted by the Board of Directors: March 24, 2026
Approved by the Stockholders: June 17, 2026
1. General.
(a)   Successor to and Continuation of Prior Plan.   The Plan originally became effective on the Effective Date as the successor to and continuation of the Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan, as amended (the “Prior Plan”). From and after receipt of stockholder approval of the Plan on the Effective Date, no additional awards may be granted under the Prior Plan. All Awards granted on or after receipt of stockholder approval of the Plan on the Effective Date will be granted under this Plan. All awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.
(i)   Any shares that would otherwise remain available for future grants under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.
(ii)   In addition, from and after the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (1) expire or terminate for any reason prior to exercise or settlement; (2) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (3) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such a share becomes a Returning Share.
(b)   Eligible Award Recipients.   Employees, Directors and Consultants are eligible to receive Awards.
(c)   Available Awards.   The Plan provides for the grant of the following Awards, any of which may be subject to the achievement of Performance Goals: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, and (vi) Other Stock Awards.
(d)   Purpose.   The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2. Administration.
(a)   Administration by Board.   The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)   Powers of Board.   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)   To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)   To settle all controversies regarding the Plan and Awards granted under it.
(iv)   To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.
(v)   To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.
(vi)   To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, including an action described in Section 5(m) below, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(vii)   To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(viii)   To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)   To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or allow Awards to qualify for special tax treatment in a foreign jurisdiction (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)   Delegation to Committee.
(i)   General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)   Rule 16b-3 Compliance.   The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)   Delegation to an Officer.   The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Stock Awards and, to the extent permitted by applicable law, the terms of such Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the following: (1) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer, (2) the time period during which such Stock Awards may be granted and the time period during which the shares of Common Stock issuable upon exercise of a Stock Award may be issued, (3) a minimum amount of consideration (if any) for which such Stock Awards may be issued and a minimum amount of consideration for the shares of Common Stock issuable upon the exercise of a Stock Award, and (4) that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.
(e)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. Shares Subject to the Plan.
(a)   Share Reserve.   Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed the sum of (A) (i) the Prior Plan’s Available Reserve and (ii) 650,000 new shares plus (B) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual

Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)   Reversion of Shares to the Share Reserve.   If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c)   Incentive Stock Option Limit.   Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 4,000,000 shares of Common Stock.
(d)   Limitation on Grants to Non-Employee Directors.   The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one fiscal year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for service on the Board, will not exceed $750,000 in total value, or $1,250,000 with respect to a Non-Employee Director’s first year of service (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). The Board may make exceptions to the applicable limit in this Section 3(d) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(e)   Source of Shares.   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. Eligibility.
(a)   Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a Transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)   Ten Percent Stockholders.   A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5. Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock

Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)   Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.
(b)   Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)   Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)   by cash, check, bank draft or money order payable to the Company;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)   by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)   if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)   in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)   Exercise and Payment of a SAR.   To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in

Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)   Transferability of Options and SARs.   The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)   Restrictions on Transfer.   An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)   Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)   Beneficiary Designation.   Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death or the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)   Vesting Generally.   The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)   Termination of Continuous Service.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)   Extension of Termination Date.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award

Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)   Disability of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)   Death of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)   Termination for Cause.   Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service. If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.
(l)   Non-Exempt Employees.   If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

(m)   No Option or SAR Repricing.   Except as provided upon the occurrence of a corporate event as described in Section 9, no Option or SAR granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in exchange for the grant of any new Option or SAR with a lower exercise price, (iii) cancelled in exchange for the grant of any Restricted Stock Award, Restricted Stock Unit Award or any other Stock Award that is not an Option or SAR, (iv) repurchased by the Company or any Subsidiary, (v) otherwise subject to any action that would be treated under generally accepted accounting principles as a “repricing” of such Option or SAR, or (vi) amended, modified, or otherwise altered by any other action that has the same effect as any of the foregoing, in each case unless such action is first approved by the Company’s stockholders.
(l)   No Dividends or Dividend Equivalents.   No Options or SARs granted under this Plan may provide for the payment of dividends or dividend equivalents thereon.
6. Provisions of Stock Awards Other than Options and Sars.
(a)   Restricted Stock Awards.   Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)   Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)   Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board (which may be based on the satisfaction of Performance Goals or other criteria).
(iii)   Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)   Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)   Dividends.   Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.
(b)   Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)   Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)   Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate (which may be based on the satisfaction of Performance Goals or other criteria).
(iii)   Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)   Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)   Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.
(vi)   Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)   Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards, including any vesting provisions thereof (which may be based on the satisfaction of Performance Goals or other criteria). No dividends or dividend equivalents shall be paid out or settled on any Other Stock Award unless and until, and then only to the extent that, the underlying Award vests.
7. Covenants of the Company.
(a)   Availability of Shares.   The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)   Securities Law Compliance.   The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)   No Obligation to Notify or Minimize Taxes.   The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8. Miscellaneous.
(a)   Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)   Stockholder Rights.   No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)   No Employment or Other Service Rights.   Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)   Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)   Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)   Withholding Obligations.   Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)   Electronic Delivery.   Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)   Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)   Clawback/Recovery.   All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(l)   Compliance with Section 409A.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
9. Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)   Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)   Dissolution.   Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c)   Transactions.   The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)   arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);
(ii)   arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)   accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv)   arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)   cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and
(vi)   make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)   Change in Control.   A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10. Termination or Suspension of the Plan.
(a)   The Board may suspend or terminate the Plan at any time. No Award will be granted after the tenth anniversary of the Effective Date, provided that no Incentive Stock Option will be granted after the tenth anniversary of the Adoption Date, if earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)   No Impairment of Rights.   Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11. Effective date of Plan.
The Plan was approved by the Board on the Adoption Date and will first become effective on the Effective Date. No shares of Common Stock will be issued or delivered under the Plan unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.
12. Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.   Definitions.   As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)   “Adoption Date”   means the date the Plan is adopted by the Board.

(b)   “Affiliate”   means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)   “Award”   means a Stock Award.
(d)   “Award Agreement”   means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(e)   “Board”   means the Board of Directors of the Company.
(f)   “Capitalization Adjustment”   means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)   “Cause”   will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission, indictment or conviction of, or plea of no contest with respect to, any felony or crime involving dishonesty or moral turpitude; (ii) such Participant’s failure to satisfactorily perform his or her job duties as assigned by the Board or the officers of the Company, inability to meet documented performance goals, willful neglect of his or her duties, or refusal or failure to follow the lawful and reasonable directions of the Board or the officers of the Company, provided that the Company first provides the Participant with written notice of such conduct and 30 days to cure the conduct (if curable), and the Participant has failed to cure such conduct within such 30 day period; (iii) such Participant’s disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iv) such Participant’s violation of any rule or policy of the Company, or breach of an employment, consulting or other agreement with the Company, which could reasonably result in direct or indirect loss, damage or injury to the Company; (v) such Participant’s disclosure of any trade secret or confidential information of the Company; (vi) such Participant’s commission of an act which could at the discretion of the Company be reasonably deemed to constitute unfair competition with the Company or induce any customer or supplier to breach a contract with the Company; or (vii) such Participant’s intentional acts on the part of the Participant that have generated material adverse publicity toward or about the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)   “Change in Control”   means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)   individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
(i)   “Code”   means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)   “Committee”   means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)   “Common Stock”   means the common stock of the Company.
(l)   “Company”   means Protagonist Therapeutics, Inc., a Delaware corporation.
(m)   “Consultant”   means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this

Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)   “Continuous Service”   means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(o)   “Corporate Transaction”   means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)   a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)   a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(p)   “Director”   means a member of the Board.
(q)   “Disability”   means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)   “Dissolution”   means when the Company, after having executed a certificate of dissolution with the State of Delaware, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.
(s)   “Effective Date”   means the date on which stockholders most recently approved this Plan in 2026, as set forth at the beginning of the Plan.
(t)   “Employee”   means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)   “Entity”   means a corporation, partnership, limited liability company or other entity.
(v)   “Exchange Act”   means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w)   “Exchange Act Person”   means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(x)   “Fair Market Value”   means, as of any date, the value of the Common Stock determined as follows:
(i)   If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)   In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y)   “Incentive Stock Option”   means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(z)   “Non-Employee Director”   means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(aa)   “Nonstatutory Stock Option”   means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(bb)   “Officer”   means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(cc)   “Option”   means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(dd)   “Option Agreement”   means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)   “Optionholder”   means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ff)   “Other Stock Award”   means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).
(gg)   “Other Stock Award Agreement”   means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh)   “Own,” “Owned,” “Owner,” “Ownership”   A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ii)   “Participant”   means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(jj)   “Performance Criteria”   means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee (as applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) operating profit or net operating profit; (29) workforce diversity; (30) growth of net income or operating income; (31) billings; (32) pre-clinical development related compound goals; (33) financing; (34) regulatory milestones, including approval of a compound; (35) stockholder liquidity; (36) corporate governance and compliance; (37) product commercialization; (38) intellectual property; (39) personnel matters; (40) progress of internal research or clinical programs; (41) progress of partnered programs; (42) partner satisfaction; (43) budget management; (44) clinical achievements; (45) completing phases of a clinical study (including the treatment phase); (46) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (47) timely completion of clinical trials; (48) submission of INDs and NDAs and other regulatory achievements; (49) partner or collaborator achievements; (50) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (51) research progress, including the development of programs; (52) investor relations, analysts and communication; (53) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (54) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (55) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (56) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (57) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (58) any other measures of performance or metrics selected by the Board or Committee (as applicable).
(kk)   “Performance Goals”   means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or Committee (as applicable) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee (as applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board or Committee (as applicable) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.
(ll)   “Performance Period”   means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee (as applicable).
(mm)   “Plan”   means this Protagonist Therapeutics, Inc. 2026 Equity Incentive Plan, as may be amended from time to time.
(nn)   “Restricted Stock Award”   means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(oo)   “Restricted Stock Award Agreement”   means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(pp)   “Restricted Stock Unit Award”   means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(qq)   “Restricted Stock Unit Award Agreement”   means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(rr)   “Rule 16b-3”   means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ss)   “Rule 405”   means Rule 405 promulgated under the Securities Act.
(tt) “Securities Act” means the Securities Act of 1933, as amended.
(uu) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(vv)   “Stock Appreciation Right Agreement”   means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ww)   “Stock Award”   means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or any Other Stock Award.
(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(aaa) “Transaction” means a Corporate Transaction or a Change in Control.

PROTAGONIST THERAPEUTICS, INC. 7707 GATEWAY BLVD. SUITE 140 NEWARK, CA 94560 VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PTGX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95676-P50686 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PROTAGONIST THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect the Class I director nominees named below to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees: 01) 02) Dinesh V. Patel, Ph.D. Lewis T. "Rusty" Williams, M.D., Ph.D. The Board of Directors recommends you vote FOR Proposals 2, 3 and 4: 2. 3. 4. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2026. To approve the adoption of the Company's 2026 Equity Incentive Plan. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no other matters that are expected to be presented for consideration at the 2026 Annual Meeting of Stockholders. If any other matters are properly brought before the 2026 Annual Meeting of Stockholders or any postponement or adjournment thereof, it is the intention of the proxies named in the proxy card to vote on such matters in accordance with their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please include your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officers. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 17, 2026: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PROTAGONIST THERAPEUTICS, INC. Annual Meeting of Stockholders June 17, 2026 10:00 AM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dr. Dinesh V. Patel and Matthew Gosling, each as proxies and attorneys-in-fact, with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of PROTAGONIST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at 10:00 AM PT on June 17, 2026, at www.virtualshareholdermeeting.com/PTGX2026, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies with respect to such other business that may properly come before the meeting and any adjournments or postponements thereof. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side